UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Apollo Commercial Real Estate Finance, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION. DATED JULY 13, 2026

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2026

To the Stockholders of Apollo Commercial Real Estate Finance, Inc.:

A special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI,” the “Company,” “we,” “our” or “us”), will be held on [●], 2026, at [●], Eastern Time, to consider and vote on the following matters:

1.

a proposal to approve the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan of Complete Liquidation and Dissolution attached to the accompanying proxy statement as Annex A (the “Plan”), as more fully described in the accompanying proxy statement (the “Dissolution Proposal”);

2.

a proposal to approve, subject to approval of the Dissolution Proposal, on an advisory, non-binding basis, compensation that may become payable by the Company to its named executive officers in connection with the Plan, as more fully described in the accompanying proxy statement (the “Executive Compensation Proposal”); and

3.

a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

Pursuant to Maryland law and our bylaws, no other business may be brought before the Special Meeting other than the proposals described above. The close of business on [●], 2026 has been fixed by our board of directors as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting.

Approval of the Dissolution Proposal requires the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on such proposal. Approval of the Executive Compensation Proposal, which is advisory and non-binding, requires the affirmative vote of a majority of the votes cast on such proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal.

YOUR VOTE IS IMPORTANT

All of our stockholders at the close of business on the Record Date are cordially invited to register for and attend the Special Meeting virtually. The Special Meeting will be held online via a live webcast at www.cesonlineservices.com/ari26_vm, where you will be able to vote electronically and submit questions during the Special Meeting. By hosting the Special Meeting via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. Whether or not you plan to attend the virtual Special Meeting, in order to ensure proper representation of your shares of our common stock, par value $0.01 per share (“Common Stock” and, such shares of Common Stock, “Shares”), at the Special Meeting, we urge you to submit your proxy voting instructions promptly. By submitting your proxy voting instructions promptly, you can help ARI avoid the expense of follow-up mailings and ensure the presence of a quorum at the Special Meeting. You are entitled to participate in the Special Meeting only if you were a holder of Common Stock at the close of business on the Record Date or a validly authorized proxy of such stockholder, and have pre-registered by [●], Eastern Time, on [●], 2026. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Special Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your Shares by electronic ballot at the Special Meeting.

To participate in the Special Meeting, you must pre-register at www.cesonlineservices.com/ari26_vm by [●], Eastern Time, on [●], 2026. Upon registering, you will receive a confirmation email with a link and instructions for accessing the Special Meeting prior to the meeting date. Stockholders have substantially the same opportunities to participate in our virtual Special Meeting as they would have in an in-person meeting and will be able to listen, vote and submit questions during the virtual meeting.

The Special Meeting will begin promptly at [●], Eastern Time. We encourage you to access the Special Meeting site prior to the start time to allow ample time to log into the Special Meeting webcast and test your computer system. Participants should ensure that they have a reliable Internet connection wherever they intend to participate in the Special Meeting. Accordingly, the Special Meeting site will first be accessible to registered stockholders beginning at [●], Eastern Time, on the day of the Special Meeting. Please be sure to check in by [●], Eastern Time, on [●], 2026, on the day of the Special Meeting, so we may address any technical difficulties before the Special Meeting live webcast begins.

If you are a registered holder of Shares at the close of business on the Record Date, you may vote your Shares by electronic ballot at the Special Meeting. If you hold Shares in “street name” through a bank, broker or other nominee, you must follow the instructions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Shares. If you hold your Shares in “street name” through a bank, broker or other nominee and you wish to vote electronically at the Special Meeting, you must obtain and submit a legal proxy from your broker, bank or other nominee. Most brokers, banks or other nominees allow a stockholder to obtain a legal proxy either online or by mail. Follow the instructions provided by your broker, bank or other nominee. If you request a legal proxy online and do not receive an email containing your legal proxy within two business days of such request, contact your broker, bank or other nominee. If you request a legal proxy by mail and do not receive it within five business days of such request, contact your broker, bank or other nominee. If you do not obtain a legal proxy to vote your Shares, you will still be able to attend the Special Meeting (but will not be able to vote your Shares by electronic ballot at the meeting) so long as you demonstrate proof of stock ownership when you register to attend the Special Meeting. To pre-register via the Internet, please visit www.cesonlineservices.com/ari26_vm and follow the instructions provided.

Your proxy is being solicited by our board of directors. Following an extensive review of potential strategic alternatives for ARI, our board of directors has unanimously determined that the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan (the “Dissolution”) are advisable and in the best interests of ARI and its stockholders and that, subject to the approval of the Dissolution Proposal by the holders of Common Stock, the Plan be adopted. Our board of directors unanimously recommends that the holders of Common Stock vote “FOR” the Dissolution Proposal, “FOR” the Executive Compensation Proposal, and “FOR” the Adjournment Proposal.

Until the acceptance for record of articles of dissolution by the State Department of Assessments and Taxation of Maryland (the “SDAT”), our board of directors may terminate, modify or amend the Plan upon a determination that such termination, modification or amendment is advisable and in the best interests of the Company, without stockholder approval, and, subject to the receipt of any stockholder approvals that may be required, authorize us to dispose of all of our assets through a merger, business combination or similar transaction. The accompanying proxy statement contains detailed information about ARI, the Special Meeting, the Dissolution Proposal, the Executive Compensation Proposal, and the Adjournment Proposal. A copy of the Plan is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the entire proxy statement carefully, including the Plan and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about ARI from documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”), which are publicly available through the SEC’s website, www.sec.gov.

If you have any questions concerning any of the proposals, the Plan, the Special Meeting, or the proxy statement, or would like additional copies of the proxy statement or need help voting your Shares, please contact Okapi Partners LLC, our proxy solicitor: (855) 305-0856 (toll-free from the U.S. and Canada), or +1 (212) 297-0720 (from other countries).

Sincerely,

/s/ Anastasia Mironova
Anastasia Mironova
Chief Financial Officer, Treasurer and Secretary

New York, New York

[●], 2026

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [●], 2026. The proxy statement is available at www.okapivote.com/ARI and www.sec.gov. Websites throughout the proxy statement are provided for reference only. Websites referred to herein are not incorporated by reference into the proxy statement.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the Plan, passed upon the merits of the Plan or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2026 and, together with the Notice of Special Meeting of Stockholders and the related proxy card, are first being mailed to the holders of Common Stock on or about [●], 2026.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2026

This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors (our “board of directors”) of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI,” the “Company,” “we,” “our” or “us”), for use at ARI’s special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) to be held on [●], 2026, at [●], Eastern Time, or at any postponements or adjournments thereof, for the following purposes:

1.

to consider and vote on a proposal to approve the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan of Complete Liquidation and Dissolution attached to this proxy statement as Annex A (the “Plan”), as more fully described in this proxy statement (the “Dissolution Proposal”);

2.

to consider and vote on a proposal to approve, subject to approval of the Dissolution Proposal, on an advisory, non-binding basis, compensation that may become payable by the Company to its named executive officers in connection with the Plan, as more fully described in this proxy statement (the “Executive Compensation Proposal”); and

3.

to consider and vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

The close of business on [●], 2026 has been fixed by our board of directors as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting.

All of our stockholders at the close of business on the Record Date are cordially invited to register for and attend the Special Meeting virtually. The Special Meeting will be held online via a live webcast at www.cesonlineservices.com/ari26_vm, where you will be able to vote electronically and submit questions during the Special Meeting. By hosting the Special Meeting via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. Whether or not you plan to attend the virtual Special Meeting, in order to ensure proper representation of your shares of our common stock, par value $0.01 per share (“Common Stock” and, such shares of Common Stock, “Shares”), at the Special Meeting, we urge you to submit your proxy voting instructions promptly. By submitting your proxy voting instructions promptly, you can help ARI avoid the expense of follow-up mailings and ensure the presence of a quorum at the Special Meeting. You are entitled to participate in the Special Meeting only if you were a holder of Common Stock at the close of business on the Record Date or a validly authorized proxy of such stockholder, and have pre-registered by [●], Eastern Time, on [●], 2026. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Special Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your Shares by electronic ballot at the Special Meeting.

To participate in the Special Meeting, you must pre-register at www.cesonlineservices.com/ari26_vm by [●], Eastern Time, on [●], 2026. Upon registering, you will receive a confirmation email with a link and instructions for accessing the Special Meeting prior to the meeting date. Stockholders will have substantially the same opportunities to participate in our virtual Special Meeting as they would have in an in-person meeting and will be able to listen, vote and submit questions during the virtual meeting. Stockholders may also submit questions up to 30 minutes before the start of the Special Meeting at www.cesonlineservices.com/ari26_vm. Questions that are pertinent to the purpose of the Special Meeting will be answered during the meeting, subject to time constraints.

We may address substantially similar questions, or questions that relate to the same topic, in a single response. Stockholders will be able to review the meeting materials using the links available on the virtual meeting website. We encourage you to submit your questions before or during the formal business portion of the meeting, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

If you are a registered holder of Shares and you have properly registered to attend the Special Meeting, you may vote your Shares by electronic ballot at the Special Meeting.

If you hold Shares in “street name” through a bank, broker or other nominee, you must follow the instructions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Shares. If you hold your Shares in “street name” through a bank, broker or other nominee and you wish to vote electronically at the Special Meeting, you must obtain and submit a legal proxy from your broker, bank or other nominee. Most brokers, banks or other nominees allow a stockholder to obtain a legal proxy either online or by mail. Follow the instructions provided by your broker, bank or other nominee. If you request a legal proxy online and do not receive an email containing your legal proxy within two business days of such request, contact your broker, bank or other nominee. If you request a legal proxy by mail and do not receive it within five business days of such request, contact your broker, bank or other nominee. If you do not obtain a legal proxy to vote your Shares, you will still be able to attend the Special Meeting (but will not be able to vote your Shares by electronic ballot at the meeting) so long as you demonstrate proof of stock ownership when you register to attend the Special Meeting. To pre-register via the Internet, please visit www.cesonlineservices.com/ari26_vm and follow the instructions provided. If you authorize a proxy or provide voting instructions in advance of the meeting, you do not need to register for or attend the Special Meeting in order for your vote to be counted.

The Special Meeting will begin promptly at [●], Eastern Time. We encourage you to access the Special Meeting site prior to the start time to allow ample time to log into the Special Meeting webcast and test your computer system. Participants should ensure that they have a reliable Internet connection wherever they intend to participate in the Special Meeting. Accordingly, the Special Meeting site will first be accessible to registered stockholders beginning at [●], Eastern Time, on the day of the Special Meeting. Please be sure to check in by [●], Eastern Time, on [●], 2026, on the day of the Special Meeting, so we may address any technical difficulties before the Special Meeting live webcast begins.

Shares represented by properly submitted proxies received by us prior to the Special Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Special Meeting by (i) delivering prior to the Special Meeting a written notice of revocation to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, (ii) submitting a later dated proxy or (iii) voting electronically at the Special Meeting. Attending (virtually) the Special Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Special Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Special Meeting, the Shares represented by such proxy will be voted “FOR” the Dissolution Proposal, “FOR” the Executive Compensation Proposal, and “FOR” the Adjournment Proposal.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each Share held of record at the close of business on the Record Date with respect to (i) the Dissolution Proposal, (ii) the Executive Compensation Proposal, and (iii) the Adjournment Proposal.

The presence, in person or by proxy, at the virtual Special Meeting of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting will constitute a quorum. Abstentions are included in the determination of the number of holders of Common Stock present at the Special Meeting for the purpose of determining whether a quorum is present. The disposition of business scheduled to come before the Special Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the Dissolution Proposal, the stockholders entitled to cast a majority of all the votes entitled to be cast on such proposal, (ii) for the Executive Compensation Proposal, which is advisory and non-binding, a majority of the votes cast on such proposal, and (iii) for the Adjournment Proposal, a majority of the votes cast on such proposal.

Our board of directors unanimously recommends that the holders of Common Stock vote “FOR” the Dissolution Proposal, “FOR” the Executive Compensation Proposal, and “FOR” the Adjournment Proposal.

The Plan cannot be effectuated unless the holders of Common Stock approve the Dissolution Proposal. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting virtually, please submit a proxy to vote your Shares as promptly as possible so that you may be represented and have your votes cast at the Special Meeting. Attending (virtually) the Special Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Special Meeting. If you fail to return your proxy or to attend the Special Meeting (virtually), you will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” approval of the Dissolution Proposal, but, assuming that a quorum is present, will have no effect on the Executive Compensation Proposal or on the Adjournment Proposal. Similarly, if you hold your Shares in “street name” and fail to instruct your bank, broker or other nominee how to vote your Shares, your Shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” approval of the Dissolution Proposal, but, assuming that a quorum is present, will have no effect on the Executive Compensation Proposal or on the Adjournment Proposal.

Pursuant to Maryland law and our bylaws, no other business may be brought before the Special Meeting other than the proposals included in the notice of the Special Meeting.

At the close of business on the Record Date, [●] Shares were issued and outstanding.

This proxy statement provides a detailed description of the Plan, the Special Meeting, the Dissolution Proposal, the Executive Compensation Proposal and the Adjournment Proposal, and provides specific information concerning the Special Meeting. We urge you to read this proxy statement, including any documents incorporated herein by reference, and the annex carefully and in their entirety. If you have any questions concerning any of the proposals, the Plan, the Special Meeting, or the proxy statement, would like additional copies of the proxy statement or need help voting your Shares, please contact Okapi Partners LLC, our proxy solicitor (“Okapi”): (855) 305-0856 (toll-free from the U.S. and Canada), or +1 (212) 297-0720 (from other countries).

By	Order of the Board of Directors,

/s/ Michael E. Salvati
Michael E. Salvati
Chair of the Board of Directors

- i -

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Plan and the other matters being considered at the Special Meeting to which this proxy statement relates. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you.

Information about ARI (see page 36)

Apollo Commercial Real Estate Finance, Inc. is a Maryland corporation that was incorporated in 2009 and that has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. ARI generally is not subject to U.S. federal income taxes on its net taxable income to the extent that it annually distributes its net taxable income to stockholders and properly maintains its qualification as a REIT. ARI also operates its business in a manner intended to allow it to remain excluded from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). On April 24, 2026, we sold our commercial real estate loan portfolio (other than loans that were repaid prior to closing and one loan with a principal balance of $46 million which was repaid after closing) (the “Asset Sale”) to Athene Holding Ltd. (“Athene”), a subsidiary of Apollo Global Management, Inc. (“AGM,” and together with its subsidiaries, “Apollo”), for cash consideration of approximately $9 billion. A portion of the proceeds from the Asset Sale were used to repay all of our secured credit facilities and a private securitization with Barclays Bank plc, as well as approximately $1.4 billion in principal balance of financing facilities and other indebtedness and to pay transaction expenses. Immediately following the closing, our balance sheet was comprised primarily of $1.3 billion of cash, $0.9 billion in real estate owned, held for investment, net, and $0.4 billion in debt related to real estate owned, held for investment, net, resulting in a book value per share of Common Stock (“BVPS”) of $12.15, after considering the liquidation preference of preferred stock.

ARI is externally managed and advised by ACREFI Management, LLC (our “Manager”), an indirect subsidiary of AGM, which, together with its subsidiaries, is a high-growth, global alternative asset manager with approximately $1.03 trillion of assets under management as of March 31, 2026. Our Manager is led by an experienced team of senior real estate professionals who have significant experience in underwriting and structuring commercial real estate financing transactions. ARI benefits from Apollo’s global infrastructure and operating platform, through which ARI is able to source, evaluate and manage potential investments in ARI’s target assets. ARI does not have any employees. All of its officers are employees of Apollo.

Following the Asset Sale, our management team, in consultation with our board of directors, evaluated a range of commercial real estate–related strategies designed to reposition ARI. In assessing potential new asset strategies, we leveraged Apollo’s broader investment platform and origination capabilities. We also considered strategic M&A opportunities and explored available strategic alternatives, including dissolution. On June 15, 2026, we announced that, following an extensive review of potential strategic alternatives for ARI, our board of directors determined that the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs are advisable and in the best interests of the Company and ARI stockholders. Refer to “Proposal One—The Dissolution Proposal—Background of the Plan” beginning on page 40 of this proxy statement for more information.

ARI’s principal offices are located at 9 West 57th Street, 42nd Floor, New York, New York 10019, telephone: (212) 515-3200. Our website is www.apollocref.com.

The Plan (see page 36)

The following is a brief summary of the material provisions of the Plan, which we have attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the Plan in its entirety. The following summary is qualified in its entirety by reference to the Plan.

Purpose of the Plan; Certain Effects of the Plan

The Plan, which we believe is the best way to maximize stockholder value, authorizes us to sell all of our Real Estate Owned (“REO”) assets, pay or provide for all of our liabilities and expenses, wind-up our business and affairs and distribute the net proceeds to stockholders. Our board of directors believes that approval of the Plan will provide us with optimal flexibility in winding up the Company, while also permitting us to seek to dispose of all of our assets through a merger, business combination or other transaction.

Following the completion of the sale or transfer of all of our assets in accordance with the Plan, we intend to pay or provide for our liabilities and expenses, distribute the remaining liquidation proceeds to our stockholders, wind-up our business and affairs and dissolve. The Plan authorizes our board of directors to cause us to transfer and assign any of our assets or liabilities as our board of directors shall determine to a trust under the laws of the State of Maryland or any other U.S. or non-U.S. jurisdiction (the “Liquidating Trust”), and distribute the beneficial interests of the Liquidating Trust to our stockholders. Our board of directors may also establish a reserve fund to satisfy contingent liabilities, as a result of which, any final payout to our stockholders may not occur until after such contingent liabilities are satisfied. In addition, we may retain certain assets and transfer only a portion of our assets and liabilities to the Liquidating Trust.

Under the terms of the Plan, upon a determination made by our board of directors, we anticipate (i) transferring our remaining REO assets, together with an amount of cash necessary to establish a reserve fund to satisfy contingent liabilities and any known outstanding indebtedness or other liabilities of ARI, to the Liquidating Trust and (ii) distributing interests in the Liquidating Trust to our stockholders following the approval of the Dissolution Proposal, but we cannot be certain of that timing. The establishment of the Liquidating Trust will allow us to avoid most of the costs of operating as a public company. Upon establishing the Liquidating Trust, our stockholders will receive interests in the Liquidating Trust in proportion to the number of Shares owned by such stockholders. Such interests in the Liquidating Trust (i) will not be transferable (except by will, intestate succession or operation of law), and (ii) will not be represented by certificates. The purpose of the Liquidating Trust will be to sell any of our remaining REO assets transferred to the Liquidating Trust, to satisfy any of our remaining liabilities and, after satisfying any of our remaining liabilities, to distribute any remaining cash, including any cash from the REO asset sales, to the holders of the interests in the Liquidating Trust. It is expected that at least one trustee of the Liquidating Trust will be independent and a current director of the Company, who will receive customary compensation for such service as an independent trustee. In addition, the trustees of the Liquidating Trust may also include employees of Apollo and/or our existing directors who are not our independent directors and/or executive officers, who will not be compensated for their services as trustees of the Liquidating Trust. Approval of the Dissolution Proposal will constitute the approval by our stockholders of, in the discretion of our board of directors, the establishment of the Liquidating Trust and the terms of any declaration of trust or other governing instruments of the Liquidating Trust that may be adopted by our board of directors.

As noted above, the interests in the Liquidating Trust will not be freely transferable. Therefore, the recipients of interests in the Liquidating Trust will not realize any value from these interests unless and until the Liquidating Trust distributes cash to you, which will be solely in the discretion of the directors, managers, trustees or similar members of the governing body of the Liquidating Trust. There may be certain adverse tax consequences to our stockholders of receiving and owning interests in the Liquidating Trust as described under the heading “Material U.S. Federal Income Tax Consequences” beginning on page 56 of this proxy statement.

The Plan is intended to constitute a plan of complete liquidation of the Company for purposes of Sections 331, 336 and 346(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of applicable state and local law. Until the Company is liquidated for U.S. federal income tax purposes, our board of directors will use commercially reasonable efforts to maintain our qualification as a REIT, except that our board of directors may revoke or otherwise terminate our REIT election if our board of directors determines that it is no longer in the best interests of the Company to continue to so qualify.

Principal Terms of the Plan

Pursuant to the Plan, we will, among other things, undertake to do the following:

•	distribute substantially all of our cash and cash equivalents;

•	sell our remaining assets, including to our affiliates or affiliates of our Manager;

•	pay or provide for our liabilities and expenses, which we anticipate will include establishing a reserve fund to provide for satisfaction of contingent liabilities;

•	establish the Liquidating Trust, transfer any of our assets and liabilities to such Liquidating Trust and distribute the beneficial interests of the Liquidating Trust to our stockholders;

•

distribute our remaining cash and the liquidation proceeds to you (either directly or through the Liquidating Trust) after the satisfaction of our liabilities and expenses, in accordance with the provisions of our charter, our bylaws and the laws of the State of Maryland, and take all necessary or advisable actions to wind-up our business and affairs; and

•

liquidate and dissolve the Company and our subsidiaries, and distribute the net proceeds of such liquidation and dissolution in accordance with the provisions of the organizational documents of such entities and the laws of the States of Maryland, as well as the Plan.

We will use commercially reasonable efforts to cause the liquidation of the Company to be completed, to make the final liquidating distribution (either directly or through the Liquidating Trust) to our stockholders and to complete the dissolution of the Company no later than the second anniversary of the date that the Plan becomes effective, except that our board of directors may extend such period if our board of directors determines that such action is advisable.

Liquidating Distributions and Procedures

We anticipate making one or more liquidating distributions to our stockholders. However, we cannot be certain how many liquidating distributions will be made, the amount of any or all of such liquidating distributions, or when they will be paid.

The Plan gives our board of directors the authority to interpret the provisions of the Plan and to take any actions and to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in its judgment be necessary or desirable in order to liquidate our assets and our subsidiaries and wind-up our business and affairs in accordance with the Plan. If the Dissolution Proposal is approved, our board of directors will be authorized to wind-up our businesses, pay or establish a reserve fund for our debts, distribute our assets to our stockholders, establish the Liquidating Trust, and distribute the net liquidation proceeds and/or beneficial interests of the Liquidating Trust to our stockholders (either directly or through the Liquidating Trust), all in accordance with our charter and the Plan. Our board of directors may authorize us to establish a reserve fund to satisfy any contingent liabilities. If a reserve fund is established, we would expect a final liquidating distribution (either directly or through the Liquidating Trust) to be made once we or the Liquidating Trust determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our stockholders may not occur for up to three years after the reserve fund is established.

The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by our board of directors in its discretion and in accordance with applicable law. If you transfer your Shares during our implementation of the Plan, the right to receive any subsequently declared liquidating distributions will transfer with those Shares. If you hold your Shares at the close of business on the record date for any applicable liquidating distribution, you will be entitled to receive such liquidating distribution notwithstanding the subsequent transfer of your Shares.

We anticipate making an initial cash distribution to holders of Common Stock within approximately 30 days following stockholder approval of the Plan, and the amount of such initial cash distribution is anticipated to range between $3.70 and $4.00 per Share on a fully-diluted basis (the “Initial Cash Distribution”). Upon selling our remaining assets and paying off all of our known liabilities and expenses, and making reasonable provisions for any contingent liabilities, we expect to make one or more additional liquidating distributions to our stockholders.

We cannot predict with certainty the amount of liquidating distributions to our stockholders. However, based upon management’s evaluation of certain data and information, as well as discussions with our advisors, if the Plan is approved by our stockholders and we are able to successfully implement the Plan, we estimate our Estimated Total Stockholder Distributions Range (as defined below) will be between $7.75 and $8.50 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. For purposes of this proxy statement, our “Estimated Total Stockholder Distributions Range” means the aggregate liquidating distributions to holders of Common Stock (directly or through the Liquidating Trust (as defined below)) from the Plan, including the Initial Cash Distribution but excluding the dividend of $3.75 per Share to holders of Common Stock as of June 30, 2026, payable on July 15, 2026 (the “July 15 Dividend”). We estimate that the total BVPS to be returned to holders of Common Stock (directly or through the Liquidating Trust) following the closing of the Asset Sale, which amount includes our Estimated Total Stockholder Distributions Range and the July 15 Dividend, will be between $11.50 and $12.25 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. Refer to “Proposal One—The Dissolution Proposal” beginning on page 36 of this proxy statement for more information.

Continuation of our Manager

We are managed by ACREFI Management, LLC, our Manager, pursuant to our Management Agreement.

Our Manager is an indirect subsidiary of Apollo, a high-growth, global alternative asset manager with approximately $1.03 trillion of assets under management as of March 31, 2026. Our Manager is led by an experienced team of senior real estate professionals who have significant experience in underwriting and structuring commercial real estate financing transactions. Through this structure, we benefit from Apollo’s global infrastructure and operating platform, through which we are able to source, evaluate and manage potential investments in our target assets.

On July 13, 2026, we, ACREFI Operating, LLC, our subsidiary (“Operating LLC”), and our Manager agreed upon a form of Termination Agreement (the “Termination Agreement”) pursuant to which, among other things, the parties would agree to terminate, with such termination to become effective upon the date on which articles of dissolution of the Company are accepted for record by the SDAT and become effective, our amended and restated management agreement, dated as of April 24, 2026 (our “Management Agreement”). Pursuant to the Termination Agreement, our Manager would waive any right it may have to be paid a termination fee under our Management Agreement, and, we would agree to pay our Manager (a) all compensation to our Manager accrued, but not paid, under our Management Agreement as of the earlier of (i) the date of the transfer of the assets and liabilities of the Company to the Liquidating Trust (the “Liquidating Trust Transfer Effective Date”) and (ii) the date on which articles of dissolution of the Company are accepted for record by the SDAT and become effective, in each case, excluding the termination fee addressed in the preceding clause, and (b) all expenses for which our

Manager is entitled to reimbursement under our Management Agreement as of the date on which articles of dissolution of the Company are accepted for record by the SDAT and become effective to the extent not previously paid.

On July 13, 2026, following discussions between us and our Manager, our board of directors approved a term sheet setting forth the material terms, as described below, of a management agreement that would be entered into between our Manager, or one of its affiliates (the “Liquidating Trust Manager”), and the Liquidating Trust (the “Liquidating Trust Management Agreement”), to the extent such Liquidating Trust is formed and our assets and liabilities are transferred to the Liquidating Trust. Pursuant to the Liquidating Trust Management Agreement, the Liquidating Trust Manager would oversee the day-to-day operations of the Liquidating Trust, and the Liquidating Trust would be responsible for reimbursing the Liquidating Trust Manager for certain expenses paid by the Liquidating Trust Manager on behalf of the Liquidating Trust or for certain services provided by the Liquidating Trust Manager to the Liquidating Trust, including the allocable share of the compensation (including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits) paid to any corporate finance, tax, accounting, internal audit, legal risk management, operations, compliance and other non-investment personnel of the Liquidating Trust Manager and its affiliates who spend all or a portion of their time managing the affairs of the Liquidating Trust, based upon the percentage of time devoted by such personnel to the affairs of the Liquidating Trust. Pursuant to the terms of the Liquidating Trust Management Agreement, the Liquidating Trust Manager would be paid a base management fee equal to 0.50% per annum of the net assets in liquidation of the Liquidating Trust (the “Net Assets In Liquidation”), accruing from the Liquidating Trust Transfer Effective Date, calculated and payable (in cash) quarterly in arrears. For the purposes of this calculation, “Net Assets In Liquidation” means: (i) the sum of the net realizable value of all assets in the Liquidating Trust as of the Liquidating Trust Transfer Effective Date, less (ii) the estimated settlement amounts of all liabilities of the Liquidating Trust as of the Liquidating Trust Transfer Effective Date, including the liability for estimated costs to be incurred during liquidation, as determined in accordance with the liquidation basis of accounting; as adjusted to exclude, any management fee accrual, one-time events pursuant to changes in generally accepted accounting principles (“GAAP”) and certain non-cash items after discussions between our Manager and the independent trustee(s) of the Liquidating Trust and approved by the independent trustee(s) of the Liquidating Trust, and less (iii) any amount of the distributions made by the Liquidating Trust. With respect to that portion of the period from and after the Liquidating Trust Transfer Effective Date that is used in any calculation of the base management fee, all items in the foregoing sentence shall be calculated on a daily weighted average basis. The Liquidating Trust Management Agreement would have a term of one year, and will automatically renew on each anniversary for a one-year term unless terminated in accordance with its terms. The Liquidating Trust Management Agreement will terminate on its terms upon the termination of the Liquidating Trust without payment of any termination fee.

Dissolution

Following the complete liquidation of the Company and the taking of all actions required under the laws of the State of Maryland in connection with the Plan, our officers will execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company and terminate its existence, including by establishing the Liquidating Trust.

Amendment or Termination of the Plan

Until the acceptance for record of articles of dissolution by the SDAT, our board of directors may terminate, modify or amend the Plan upon a determination that such termination, modification or amendment is advisable and in the best interests of the Company.

Delisting and Termination of the Registration of our Common Stock (see page 53)

Our Shares are listed on the New York Stock Exchange (the “NYSE”) and are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with the Plan, at a future date to be determined by our board of directors, we expect to delist our Common Stock from the NYSE and deregister our Common Stock under the Exchange Act.

Cancellation of Shares (see page 53)

The liquidating distributions contemplated by the Plan will be in complete liquidation of the Company and, in connection with the Plan, such issued and outstanding Shares will be canceled, which will occur upon our final liquidating distribution or upon establishment of the Liquidating Trust. Our board of directors will make such provisions as it deems appropriate regarding the cancellations, in connection with the making of liquidating distributions under the Plan, of outstanding certificates evidencing our Shares.

No Appraisal or Dissenters’ Rights (see page 53)

Appraisal or dissenters’ rights are not available under the Maryland General Corporation Law (the “MGCL”) and our charter in connection with the Dissolution.

Regulatory Approvals (see page 53)

No federal or state regulatory approval must be obtained in connection with the Plan.

Information About the Special Meeting (see page 32)

Date, Time, Place and Purpose of the Special Meeting

The Special Meeting is being held on [●], 2026, at [●], Eastern Time. The Special Meeting will be a completely virtual meeting of stockholders, which will be held online via a live webcast at www.cesonlineservices.com/ari26_vm, where you will be able to vote electronically and submit questions during the Special Meeting. The purpose of the Special Meeting is to consider and vote on:

1.	the Dissolution Proposal;

2.	the Executive Compensation Proposal; and

3.	the Adjournment Proposal.

Record Date; Who Can Vote at the Special Meeting

All of the holders of Common Stock of record at the close of business on [●], 2026, the Record Date, are entitled to receive notice of, attend and vote at the Special Meeting, or any adjournment or postponement thereof. Each Share entitles the holder thereof to cast one vote on each matter that comes before stockholders for a vote at the meeting. At the close of business on the Record Date, there were [●] Shares issued and outstanding, held by approximately [●] holders of record.

Vote Required for Approval; Quorum

Approval of the Dissolution Proposal requires the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on such proposal. Approval of the Executive Compensation Proposal, which is advisory and non-binding, requires the affirmative vote of a majority of the votes cast on such proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal.

The presence, in person or by proxy, at the virtual Special Meeting of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting shall constitute a quorum. Abstentions, if any, are included in the determination of the number of holders of Common Stock present at the Special Meeting for the purpose of determining whether a quorum is present. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject ARI to additional expense. If the adjournment or postponement is to a date more than 120 days after the original record date for the Special Meeting, or if, after the adjournment, a new record date otherwise is fixed for the adjourned or postponed meeting, a notice of the adjourned or postponed meeting will be given to each stockholder of record entitled to vote at the adjourned or postponed meeting. At the close of business on the Record Date, there were [●] Shares outstanding. Accordingly, holders of [●] Shares must be present or represented by proxy at the Special Meeting to constitute a quorum.

How to Vote

If you are a registered holder of Shares at the close of business on the Record Date and you have properly registered to attend the Special Meeting, you may vote your Shares by electronic ballot at the Special Meeting. In order to authorize a proxy, complete, sign, date and mail your proxy card in the preaddressed postage-paid envelope provided or, if the option is available to you, call the toll-free telephone number listed on your proxy card or use the internet as described in the instructions on the enclosed proxy card. Authorizing a proxy to vote your Shares will ensure that your vote is counted at the Special Meeting if you do not attend virtually.

If you hold your Shares in “street name” through your bank, broker or other nominee, only your bank, broker or other nominee is entitled to vote your Shares, and the vote cannot be cast unless you provide instructions to your bank, broker or other nominee on how to vote. You should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Shares. Alternatively, you may obtain a legal proxy from your bank, broker or other nominee, a process that may take several days, and submit that legal proxy when completing your electronic ballot during the Special Meeting.

Effect of failures to vote, abstentions and broker non-votes

If you fail to vote, it will have the same effect as voting “AGAINST” the Dissolution Proposal but will have no effect on the Executive Compensation Proposal or the Adjournment Proposal, assuming a quorum is present. Abstentions are included in the determination of the number of holders of Common Stock present at the Special Meeting for the purpose of determining whether a quorum is present. Abstentions will have the same effect as votes cast “AGAINST” the Dissolution Proposal but will have no effect on the Executive Compensation Proposal or the Adjournment Proposal, assuming a quorum is present. Broker non-votes are shares held in “street name” by banks, brokers and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, broker or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, broker or other nominee does not have discretionary voting power on such proposal. Because, under the NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Shares held in “street name” does not give voting instructions to the bank, broker or other nominee, then we do not anticipate that those shares will be counted as present virtually or by proxy at the Special Meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your bank, broker or other nominee will have no effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal, assuming that a quorum exists. However, the vote to approve the Dissolution Proposal is based on the total number of Shares outstanding and entitled to vote at the close of business on the Record Date, not just the shares that are counted as present virtually or by proxy at the Special Meeting. As a result, if you fail to issue voting instructions to your bank, broker or other nominee, it will have the same effect as a vote “AGAINST” the Dissolution Proposal.

Solicitation of Proxies

We will pay the cost of soliciting proxies from the holders of Common Stock. Our directors and executive officers may solicit proxies on our behalf in person or by telephone, facsimile or other means, but will not receive any additional compensation for doing so. We have engaged Okapi to assist us in the solicitation of proxies. We have agreed to pay Okapi a fee not expected to exceed $54,000 plus reasonable expenses for these services, which includes the payment of certain fees and expenses for its services to solicit proxies.

Adjournment

Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject ARI to additional expense. If the adjournment or postponement is to a date more than 120 days after the original record date for the Special Meeting, or if, after the adjournment or postponement, a new record date otherwise is fixed for the adjourned or postponed meeting, a notice of the adjourned or postponed meeting will be given to each stockholder of record entitled to vote at the adjourned or postponed meeting.

Recommendation of Our Board of Directors and Reasons for the Plan (see page 44)

After careful consideration, on June 15, 2026, our board of directors unanimously determined (i) that the dissolution of ARI, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan (the “Dissolution”) are advisable and in the best interests of ARI and its stockholders, (ii) to adopt the Plan, subject to the approval of the Dissolution Proposal by holders of Common Stock, (iii) to submit the Dissolution Proposal to a vote of the holders of Common Stock, and (iv) to recommend that the holders of Common Stock approve the Dissolution Proposal.

In arriving at each determination, our board of directors evaluated a significant amount of information and considered a number of factors. For a discussion of these factors, refer to “Reasons for the Plan and Recommendation of our Board of Directors” beginning on page 44 of this proxy statement.

Our board of directors has also determined that the other proposals to be acted on at the Special Meeting are in the best interests of ARI and our stockholders, has declared them to be advisable and unanimously recommends that you vote for the Executive Compensation Proposal and the Adjournment Proposal.

Interests of Certain Persons in Matters to be Acted Upon (see page 49)

The interests of our directors and executive officers in the Plan are generally aligned with the interests of our stockholders. Certain compensation is expected to become payable to our directors and executive officers in connection with the transactions contemplated by the Plan. Our board of directors was aware of and considered these interests, among other matters, determining that the Dissolution is advisable and in the best interests of ARI and its stockholders and that, subject to the approval of the Dissolution Proposal by the holders of Common Stock, the Plan be adopted, and in recommending that the proposals be approved by the holders of Common Stock. These interests may present our directors and executive officers with actual or potential conflicts of interest.

Refer to “Proposal One—The Dissolution Proposal—Interests of Certain Persons in Matters to be Acted Upon” beginning on page 49 of this proxy statement for more information.

Risk Factors (see page 27)

In evaluating the proposals, in addition to the other information provided elsewhere in this proxy statement and the annex hereto, you should carefully consider the risk factors that are discussed beginning on page 27 below.

QUESTIONS AND ANSWERS

The following questions and answers are intended to briefly address some commonly asked questions you may have regarding the Special Meeting, the Plan, and ancillary matters. These questions and answers may not address all questions that may be important to you as a holder of Common Stock. Please refer to the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, which you should read carefully and in their entirety.

THE SPECIAL MEETING

Q:	Why am I receiving these materials?

A:

On June 15, 2026, we announced that, following an extensive review of potential strategic alternatives for ARI, our board of directors determined that the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan are advisable and in the best interests of the Company and our stockholders. A copy of the Plan is attached to this proxy statement as Annex A and is incorporated by reference herein.

You are receiving this proxy statement in connection with the solicitation by our board of directors of proxies of the holders of Common Stock in favor of the Dissolution Proposal.

You are also being asked to vote on the Executive Compensation Proposal and the Adjournment Proposal.

Our board of directors is providing these proxy materials to you in connection with the Special Meeting. As a holder of Common Stock at the close of business on the Record Date, you are invited to attend the Special Meeting and you are entitled to, and requested to, vote your Shares on the proposals described in this proxy statement.

This proxy statement, which you should read carefully, contains important information about the Plan, the Special Meeting, the Dissolution Proposal, the Executive Compensation Proposal and the Adjournment Proposal. The enclosed materials allow you to submit a proxy to vote your Shares without attending the Special Meeting and to ensure that your Shares are represented and voted at the Special Meeting.

Your vote is very important. Even if you plan to attend the Special Meeting, we encourage you to submit a proxy as soon as possible.

Q:	Who can vote at the Special Meeting?

A:

All of the holders of Common Stock of record at the close of business on [●], 2026, the Record Date, are entitled to receive notice of, attend and vote at the Special Meeting, or any adjournment or postponement thereof. Each Share entitles the holder thereof to cast one vote on each matter that comes before holders of Common Stock for a vote at the meeting. At the close of business on the Record Date, there were [●] Shares issued and outstanding, held by approximately [●] holders of record and representing [●] votes.

Q:	When and where will the Special Meeting be held?

A:

The Special Meeting is being held on [●], 2026, at [●], Eastern Time. The Special Meeting will be held online via a live webcast at www.cesonlineservices.com/ari26_vm, where you will be able to vote electronically and submit questions during the Special Meeting.

The Special Meeting will begin promptly at [●], Eastern Time. We encourage you to access the Special Meeting site prior to the start time to allow ample time to log into the Special Meeting webcast and test your computer system. Participants should ensure that they have a reliable Internet connection wherever they intend to participate in the Special Meeting. Accordingly, the Special Meeting site will first be accessible to registered stockholders beginning at [●], Eastern Time, on the day of the Special Meeting. Please be sure to check in by [●], Eastern Time, on [●], 2026, on the day of the Special Meeting, so we may address any technical difficulties before the Special Meeting live webcast begins.

Q:	What vote is required to approve each of the proposals?

A:	Approval of the Dissolution Proposal requires the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on such proposal.

Approval of the Executive Compensation Proposal, which is advisory and non-binding, requires the affirmative vote of a majority of the votes cast on such proposal.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal.

Q:	Why do I need to vote?

A:

Your vote is needed to ensure that a quorum is present and sufficient votes are obtained at the Special Meeting so that the Dissolution Proposal, the Executive Compensation Proposal and the Adjournment Proposal can be acted upon. We cannot adopt the Plan unless the Dissolution Proposal is approved by the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on such proposal. We urge you to submit your proxy voting instructions promptly. By submitting your proxy voting instructions promptly, you can help us avoid the expense of follow-up mailings and ensure the presence of a quorum at the Special Meeting. Your vote is very important to us regardless of the number of Shares you own.

If the Dissolution Proposal is not approved, then the Plan will not be adopted.

Q:	How does our board of directors recommend I vote on the proposals?

A:	Our board of directors unanimously recommends that the holders of Common Stock vote “FOR” the Dissolution Proposal, “FOR” the Executive Compensation Proposal, and “FOR” the Adjournment Proposal.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?

A:

The presence, in person or by proxy, at the virtual Special Meeting of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting shall constitute a quorum. Abstentions, if any, are included in the determination of the number of holders of Common Stock present at the Special Meeting for the purpose of determining whether a quorum is present. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject ARI to additional expense. If the adjournment or postponement is to a date more than 120 days after the original record date for the Special Meeting, or if, after the adjournment or postponement, a new record date otherwise is fixed for the adjourned or postponed meeting, a notice of the adjourned or postponed meeting will be given to each stockholder of record entitled to vote at the adjourned or postponed meeting. At the close of business on the Record Date, there were [●] Shares outstanding. Accordingly, holders of [●] Shares must be present or represented by proxy at the Special Meeting to constitute a quorum.

Q:	What effect do failures to vote and abstentions have on the proposals?

A:

Failures to Vote. If you fail to vote, it will have the same effect as voting “AGAINST” the Dissolution Proposal but will have no effect on the Executive Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Abstentions. Abstentions are included in the determination of the number of holders of Common Stock present at the Special Meeting for the purpose of determining whether a quorum is present. Abstentions will have the same effect as votes cast “AGAINST” the Dissolution Proposal but will have no effect on the Executive Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Q:	Can I attend the Special Meeting?

A:

All of our stockholders at the close of business on the Record Date are cordially invited to register for and attend the Special Meeting virtually. Whether or not you plan to attend the virtual Special Meeting, in order to ensure proper representation of your Shares at the Special Meeting, we urge you to submit your proxy voting instructions promptly. By submitting your proxy voting instructions promptly, you can help ARI avoid the expense of follow-up mailings and ensure the presence of a quorum at the Special Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Special Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your Shares by electronic ballot at the Special Meeting.

Q:	How do I pre-register for the Special Meeting?

A:

In order to attend the Special Meeting, you must pre-register at www.cesonlineservices.com/ari26_vm by [●], Eastern Time, on [●], 2026. To pre-register for the meeting, please follow these instructions:

Registered Stockholders

Stockholders of record as of the Record Date may register to participate in the Special Meeting by visiting the website www.cesonlineservices.com/ari26_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. Requests to register to participate in the Special Meeting must be received no later than [●], Eastern Time, on [●], 2026.

Beneficial Stockholders

Stockholders whose Shares are held through a bank, broker, or other nominee as of the Record Date may register to participate in the Special Meeting by visiting the website www.cesonlineservices.com/ari26_vm.

Please have your voting instruction form containing your control number available and follow the instructions to complete your registration request. If you hold Shares in “street name” through a bank, broker or other nominee, you must follow the instructions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Shares. If you hold your Shares in “street name” through a bank, broker or other nominee and you wish to vote electronically at the Special Meeting, you must obtain and submit a legal proxy from your broker, bank or other nominee in order to vote electronically during the Special Meeting. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. Requests to register to participate in the Special Meeting must be received no later than [●], Eastern Time, on [●], 2026.

Questions on How to Pre-Register

If you have any questions or require any assistance with pre-registering, please contact the Company’s proxy solicitor, Okapi at (855) 305-0856 (toll-free from the U.S. and Canada), or +1 (212) 297-0720 (from other countries).

Q:	How do I attend the Special Meeting?

A:

After you register, Okapi’s Corporate Election Services will send you a reminder email prior to the Special Meeting with a link and instructions for entering the Special Meeting. The reminder email will contain contact information for technical support or any other questions on how to participate in the Special Meeting.

Although the Special Meeting webcast will begin at [●], Eastern Time, on [●], 2026, we encourage you to access the Special Meeting site prior to the start time to allow ample time to log into the Special Meeting webcast and test your computer system. Participants should ensure that they have a reliable Internet connection wherever they intend to participate in the Special Meeting. Accordingly, the Special Meeting site will first be accessible to registered stockholders beginning at [●], Eastern Time, on the day of the Special Meeting. Please be sure to check in by [●], Eastern Time, on [●], 2026, on the day of the Special Meeting, so we may address any technical difficulties before the Special Meeting live webcast begins.

Q:	How do I vote?

A:

If you are a registered holder of Shares at the close of business on the Record Date and you have properly registered to attend the Special Meeting, you may vote your Shares by electronic ballot at the Special Meeting. In order to authorize a proxy, complete, sign, date and mail your proxy card in the preaddressed postage-paid envelope provided or, if the option is available to you, call the toll-free telephone number listed on your proxy card or use the internet as described in the instructions on the enclosed proxy card. Authorizing a proxy to vote your Shares will ensure that your vote is counted at the Special Meeting if you do not attend virtually.

If you hold your Shares in “street name” through your bank, broker or other nominee, only your bank, broker or other nominee is entitled to vote your Shares, and the vote cannot be cast unless you provide instructions to your bank, broker or other nominee on how to vote. You should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Shares. Alternatively, you may obtain a legal proxy from your bank, broker or other nominee, a process that may take several days, and submit that legal proxy when completing your electronic ballot during the Special Meeting.

Q:	If my Shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my Shares for me?

A:

Under Rule 452 of the NYSE, banks, brokers and other nominees are not permitted to vote on “non-routine” matters without instructions. The only proposals to be voted on at the Special Meeting are “non-routine” under Rule 452 of the NYSE and, accordingly, unless you instruct your bank, broker or other nominee how to vote your Shares, as applicable, your Shares will NOT be voted. If you hold your Shares in a stock brokerage account or if your Shares are held by a bank, broker or other nominee (that is, in street name), you must provide your bank, broker or other nominee with instructions on how to vote your Shares. Please follow the voting instructions provided by your bank, broker or other nominee on the enclosed voting instruction card. You should also be aware that you may not vote Shares held in street name by returning a proxy card directly to ARI or by voting virtually at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Q:	What is a broker non-vote?

A:

Broker non-votes are shares held in “street name” by banks, brokers and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, broker or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, broker or other nominee does not have discretionary voting power on such proposal. Because, under the NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Shares held in “street name” does not give voting instructions to the bank, broker or other nominee, then we do not anticipate that those shares will be counted as present virtually or by proxy at the Special Meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your bank, broker or other nominee will have no effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal, assuming that a quorum exists. However, the vote to approve the Dissolution Proposal is based on the total number of Shares outstanding and entitled to vote at the close of business on the Record Date, not just the shares that are counted as present virtually or by proxy at the Special Meeting. As a result, if you fail to issue voting instructions to your bank, broker or other nominee, it will have the same effect as a vote “AGAINST” the Dissolution Proposal.

Q:	Can I change or revoke my proxy?

A:

Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Special Meeting by (i) delivering prior to the Special Meeting a written notice of revocation to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, (ii) submitting a later dated proxy or (iii) voting electronically at the Special Meeting. Attending (virtually) the Special Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Special Meeting.

Q:	How will our directors and executive officers vote on the proposals?

A:

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote in favor of the proposals. At the close of business on the Record Date, our directors and executive officers owned, in the aggregate, [●] Shares, representing [●]% of the voting power of Common Stock entitled to vote at the Special Meeting.

Q:	Do any of our directors or executive officers have interests in the proposals that may differ from or be in addition to my interests as a holder of Common Stock?

A:

The interests of our directors and executive officers in the Plan are generally aligned with the interests of our stockholders. Certain compensation is expected to become payable to our directors and executive officers in connection with the transactions contemplated by the Plan. Our board of directors was aware of and considered these interests, among other matters, determining that the Dissolution is advisable and in the best interests of ARI and its stockholders and that, subject to the approval of the Dissolution Proposal by the holders of Common Stock, the Plan be adopted, and in recommending that the proposals be approved by the holders of Common Stock. These interests may present our directors and executive officers with actual or potential conflicts of interest.

Refer to “Proposal One—The Dissolution Proposal—Interests of Certain Persons in Matters to be Acted Upon” beginning on page 49 of this proxy statement for more information.

Q:	Are proxy materials for the Special Meeting available online?

A:	Yes. The proxy statement is available at: www.okapivote.com/ARI and www.sec.gov.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:

We will pay the cost of soliciting proxies from the holders of Common Stock. Our directors and executive officers may solicit proxies on our behalf in person or by telephone, facsimile or other means, but will not receive any additional compensation for doing so. We have engaged Okapi to assist us in the solicitation of proxies. We have agreed to pay Okapi a fee not expected to exceed $54,000 plus reasonable expenses for these services, which includes the payment of certain fees and expenses for its services to solicit proxies.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to announce the preliminary voting results at the Special Meeting, and will report the final results of the Special Meeting in a Current Report on Form 8-K to be filed with the SEC. All reports that we file with the SEC, including our Current Reports on Form 8-K, are publicly available when filed through the SEC’s website, www.sec.gov.

Q:	Who can answer my questions?

A:

If you have any questions concerning any of the proposals, the Plan, the Special Meeting, or the proxy statement, or would like additional copies of the proxy statement or need help voting your Shares, you should contact:

Apollo Commercial Real Estate Finance, Inc.

Attention: Secretary

9 West 57th Street, 42nd Floor

New York, New York 10019

Investor Relations: (212) 515-3200

Okapi Partners LLC:

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

(855) 305-0856 (toll-free from the U.S. and Canada), or +1 (212) 297-0720 (from other countries)

E-mail: info@okapipartners.com

THE PLAN

Q:	If the Plan is approved, is there an estimate of the net proceeds that the ARI stockholders will receive in the liquidation?

A:

If the Plan is approved by our stockholders and we are able to successfully implement the Plan, we estimate, based upon management’s evaluation of certain data and information, as well as discussions with our advisors, that our Estimated Total Stockholder Distributions Range will be between $7.75 and $8.50 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. Our Estimated Total Stockholder Distributions Range includes the Initial Cash Distribution but excludes the July 15 Dividend. We estimate that the total BVPS to be returned to holders of Common Stock (directly or through the Liquidating Trust) following the closing of the Asset Sale, which amount includes our Estimated Total Stockholder Distributions Range and the July 15 Dividend, will be between $11.50 and $12.25 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. If we have misestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, or we have misestimated the amount we would receive from the disposition of our assets, the amount ultimately distributed to our stockholders could be more or less than the amounts set forth above. Ultimately, no assurance can be given as to the amounts our stockholders will ultimately receive. Refer to “Proposal One—The Dissolution Proposal” beginning on page 36 of this proxy statement for more information.

Q:	What will happen under the Plan?

A:

Following the completion of the sale or transfer of all of our assets in accordance with the Plan, we intend to pay or provide for our liabilities and expenses, distribute the remaining liquidation proceeds to our stockholders, wind-up our business and affairs and dissolve. The Plan authorizes our board of directors to cause us to transfer and assign any assets and liabilities of the Company, as our board of directors shall determine, to the Liquidating Trust, and distribute the beneficial interests of the Liquidating Trust to our stockholders. Our board of directors may also establish a reserve fund to pay contingent liabilities, as a result of which, any final payout to our stockholders may not occur until after such contingent liabilities are satisfied. In addition, the Company may retain certain assets and transfer only a portion of its assets and liabilities to the Liquidating Trust.

For more information on the material terms of the Plan, refer to “Proposal One—The Dissolution Proposal” beginning on page 36 of this proxy statement.

Q:	What is the Liquidating Trust?

A:

Upon a determination made by our board of directors, we may establish the Liquidating Trust organized for the primary purpose of liquidating our remaining assets, paying our remaining liabilities and winding up our business and affairs. At the time we establish the Liquidating Trust or otherwise make our final liquidating distribution, the Shares would be cancelled and our stockholders will receive interests in the Liquidating Trust. Such interests in the Liquidating Trust (i) will not be transferable except by will, intestate succession or operation of law and (ii) will not be represented by certificates.

Q:	Who will oversee the liquidation?

A:	The liquidation contemplated by the Plan will be administered by our board of directors and management in accordance with the Plan and subject to our governing documents.

In the event that we establish the Liquidating Trust, it is expected that the trustees of the Liquidating Trust and the Liquidating Trust Manager will oversee the liquidation following the dissolution of ARI in accordance with the Plan and subject to the Liquidating Trust’s governing documents.

Q:	Will we make any new investments?

A:

No. Upon implementation of the Plan, we will not be permitted to make any new investments. We will, however, be able to satisfy any existing contractual obligations including to pay for required tenant improvements and capital expenditures at our REO, to repurchase our Shares if we so choose, and to make protective acquisitions or advances with respect to our existing assets. In addition, we will be able to invest our cash reserves in short-term U.S. Treasuries or other short-term obligations. Accordingly, to the extent that new investment opportunities arise not related to the foregoing, we will not be permitted to make an investment in such opportunity. Refer to “Proposal One—The Dissolution Proposal—The Plan—Amendment or Termination of the Plan” beginning on page 40 of this proxy statement for more information.

Q:	What is the anticipated date of the liquidation?

A:

We will seek to sell all of our REO assets and satisfy our liabilities as soon as practicable while seeking to maximize stockholder value. In estimating our Estimated Total Stockholder Distributions Range, we estimated our expenses and wind-up costs based on a complete liquidation by the first half of 2028. There are no assurances that sales of assets will be completed at all or within that timeframe, which may be impacted by, among other things, market conditions. Refer to “Proposal One—The Dissolution Proposal—The Plan—Estimated Liquidating Distributions” beginning on page 46 of this proxy statement for more information.

Q:	Will we continue to maintain our status as a REIT?

A:

We expect to remain qualified as a REIT until our final REIT tax year ends, when ARI transfers its remaining assets and liabilities to the Liquidating Trust and dissolves. Nevertheless, due to the changes in the nature of our assets and the sources of our income that may result during this period, we can neither assure that we will remain qualified as a REIT nor that we will not become subject to federal income tax during the liquidation process. Any taxes imposed on us could materially reduce the cash available for distribution to our stockholders.

Q:	What happens if the Dissolution Proposal is not approved by the holders of Common Stock?

A:

Our board of directors may explore other alternatives, including continuing to operate as a publicly-owned entity and making investments and dispositions and conduct its operations in the ordinary course of business. If our board of directors seeks to dispose of all of our assets through a merger, business combination or similar transaction, it may require separate approval by our stockholders.

Q:	Can the Plan be terminated?

A:

Yes. Until the acceptance for record of articles of dissolution by the SDAT, our board of directors may terminate, modify or amend the Plan upon a determination that such termination, modification or amendment is advisable and in the best interests of the Company, without stockholder approval, and, subject to the receipt of any stockholder approvals that may be required, authorize us to dispose of all of our assets through a merger, business combination or similar transaction. Any termination or modification may impact the timing and amount of liquidating distributions.

Q:	What is happening to the agreement with our Manager?

A:

From and after the effective date of the Plan, we may continue to engage our Manager, pursuant to our Management Agreement, or may engage any other person to provide managerial, investment, advisory and/or related services. The Liquidating Trust, if established, is expected to engage the Liquidating Trust Manager to provide similar services. Refer to “Proposal One—The Dissolution Proposal—The Plan—Continuation of our Manager” beginning on page 39 of this proxy statement for more information.

Q:	Are there any risks to the Plan?

A:

The risks associated with the Plan are laid out in detail in this proxy statement. Please read carefully the section of this proxy statement entitled “Risk Factors—Risks Related to the Plan” beginning on page 27 of this proxy statement for more information.

Q:	Are holders of Common Stock entitled to Appraisal or Dissenters’ Rights?

A:	No. Appraisal or dissenters’ rights are not available under the MGCL and our charter in connection with the Dissolution.

Q:	What are the U.S. federal income tax consequences of the Plan?

A:	We urge you to consult with your own tax advisors regarding tax consequences of liquidating distributions.

While your tax treatment may vary depending on your particular situation, in general, if the Dissolution Proposal is approved and ARI is liquidated, distributions to you in accordance with the Plan should not be taxable to you for U.S. federal income tax purposes until the aggregate amount of liquidating distributions to you exceeds your adjusted tax basis in your Shares, and then should be taxable to you as capital gain (assuming you hold your Shares as a capital asset). To the extent the aggregate amount of liquidating distributions to you is less than your adjusted tax basis in your Shares, you generally will recognize a capital loss (assuming you hold your Shares as a capital asset) in the year the final distribution is received by you. If you have different lots of Shares with different bases, the foregoing determinations are generally made on a share-by-share basis. The transfer of our assets to a Liquidating Trust and distribution of beneficial interests in the Liquidating Trust to our stockholders will be a taxable event to our stockholders notwithstanding that the stockholders may not concurrently receive a distribution of cash with which to satisfy the resulting tax liability. Tax-exempt U.S. holders of interests in the Liquidating Trust are likely to realize unrelated business taxable income with respect to the Liquidating Trust’s operations, and non-U.S. holders of interests in the Liquidating Trust are likely to derive income that is effectively connected with a

U.S. trade or business. In addition, non-U.S. stockholders, including non-U.S. holders of interests in a Liquidating Trust, may be subject to U.S. withholding taxes with respect to liquidating distributions under certain circumstances. A summary of the U.S. Federal Income Tax Considerations is included in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences” beginning on page 56 of this proxy statement. You should consult your own tax advisor for a full understanding of the particular tax consequences of the liquidation to you.

FINANCIAL INFORMATION

Historical Audited Consolidated Financial Statements

The Company’s historical audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s historical unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 are incorporated by reference herein. Refer to “Where You Can Find More Information” for more information.

Unaudited Pro Forma Consolidated Financial Information

The Asset Sale

On April 24, 2026, the Company completed the sale of its $9 billion commercial real estate portfolio for a purchase price based on 99.7% of the total commitment amount of each commercial mortgage loan as of the closing of the Asset Sale, subject to certain adjustments as provided in the Purchase Agreement. In accordance with the terms of an asset purchase and sale agreement, dated January 27, 2026, by and between the Company and Athene, the consideration for the Asset Sale was paid entirely in cash. The Company utilized a portion of the cash proceeds from the Asset Sale to repay its secured debt agreements and corporate debt, as well as payment of transaction expenses. In connection with the Asset Sale, the Company also entered into our Management Agreement, which provided for a revised management fee structure following the closing of the Asset Sale, and the Company entered into an expense reimbursement letter with Apollo Management Holdings, L.P., a Delaware limited partnership and a subsidiary of AGM (“AMH”), which provided for AMH reimbursing $10 million of closing expense to the Company.

The following unaudited pro forma consolidated balance sheet as of March 31, 2026, and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2025 and quarter ended March 31, 2026, give effect to the Asset Sale and are based on, and should be read in conjunction with, the Company’s historical audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s historical unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, which are incorporated by reference herein. Refer to “Where You Can Find More Information” for more information.

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act. The unaudited pro forma consolidated balance sheet as of March 31, 2026 gives effect to the Asset Sale as if it took place on March 31, 2026. The unaudited pro forma consolidated statement of operations for the periods presented give effect to the Asset Sale as if it occurred on January 1, 2025. The unaudited pro forma consolidated financial information has been prepared based on available information and certain assumptions that we believe are reasonable under the circumstances, as set forth in the notes to the unaudited pro forma consolidated financial information, and the final amounts recorded for the Asset Sale may differ materially from the information presented herein. The unaudited pro forma consolidated financial information is presented for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company or the financial position or the results of operations that would have been realized had the Asset Sale occurred during the period or as of the dates for which the unaudited pro forma consolidated financial information is presented.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2025

(in thousands—except share and per share data)

	Historical(1) Year Ended December 31, 2025	Transaction Accounting Adjustment		Pro Forma
Net interest income:
Interest income from commercial mortgage loans	$625,493	$(576,278)	(A)	$49,215
Interest income from subordinate loans and other lending assets	1,288	(1,288)	(A)	—
Interest expense	(460,089)	424,764	(B)	(35,325)

Net interest income	$166,692	$(152,802)		$13,890
Revenue from real estate owned operations	104,897	—		104,897

Total net revenue	$271,589	$(152,802)		$118,787
Operating expenses:
General and administrative expenses (includes equity-based compensation of $13,631 in 2025)	$(27,410)	$4,578	(C)	$(22,832)
Management fees to related party	(34,165)	20,638	(D)	(13,527)
Operating expenses related to real estate owned	(85,213)	—		(85,213)
Depreciation and amortization on real estate owned	(11,173)	—		(11,173)

Total operating expenses	$(157,961)	$25,216		$(132,745)
Other income, net	$7,872	$27,900	(E)	$35,772
Income (loss) from equity method investment	15,413	$—		15,413
Decrease (Increase) in current expected credit loss allowance, net	(3,229)	370,753	(F)	367,524
Foreign currency translation gain (loss)	99,483	(93,791)	(G)	5,692
Gain (loss) on foreign currency forward contracts (includes unrealized gains (losses) of ($84,545) in 2025)	(98,703)	94,206	(G)	(4,497)
Gain on interest rate hedging instruments (includes unrealized losses of ($379) in 2025)	23	—		23
Net realized loss on investments	(7,436)	(342,387)	(H)	(349,823)
Loss on extinguishment of debt	—	(30,959)	(I)	(30,959)

Net income before taxes	$127,051	$(101,864)		$25,187

Income tax provision	(331)	—		(331)

Net income	$126,720	$(101,864)		$24,856

Preferred dividends	(12,272)	—		(12,272)

Net income available to common stockholders	$114,448	$(101,864)		$12,584

Net income per share of common stock:
Basic	$0.81	$(0.72)	(J)	$0.09
Diluted	$0.81	$(0.72)	(J)	$0.09

Basic weighted-average shares of common stock outstanding	138,868,602	361,177	(K)	139,229,779

Diluted weighted-average shares of common stock outstanding	138,868,602	361,177	(K)	139,229,779

Dividend declared per share of common stock	$1.00	$—		$1.00

(1)	Historical Consolidated Statement of Operations reflects the Company’s audited Consolidated Statement of Operations for the year ended December 31, 2025.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

1. Basis of Presentation

The unaudited pro forma consolidated statements of operations for the periods presented give effect to the Asset Sale as if it occurred on January 1, 2025. The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information are based on certain assumptions assuming the Asset Sale took place as of January 1, 2025 for income statement presentations, which the Company believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed consolidated financial information.

2. Unaudited Pro Forma Adjustments

The following transaction accounting adjustments depict the accounting for the Asset Sale.

I. Unaudited pro forma condensed statement of operations for the year ended December 31, 2025 adjustments:

A.

Reflects the reversal of interest income from commercial mortgage loans and subordinate loans and other lending asset related to loans sold. The remaining interest income reflects accrued interest and amortization of loan fees related to the loans which were not included in the Asset Sale.

B.

Reflects the reversal of interest expense on secured debt arrangements, senior secured term loans, and senior secured notes due to repayment of these debt instruments utilizing the proceeds from the Asset Sale. The residual $35.3 million represents interest expense on debt related to real estate owned, held for investment and interest expense associated with borrowings on our secured credit facilities related to the loans which were not included in the Asset Sale.

C.

Reflects the reversal of a portion of general and administrative expenses related to the ongoing operations of the loan portfolio, comprising of, but not limited to, external servicing and monitoring, transactional hedging fees, custodian fees, legal fees and audit fees.

D.	Reflects the reversal of management fees primarily due to the decrease in the management fee rate per our Management Agreement from 1.5% to 0.75%.

E.	Reflects incremental interest earned on cash balances held in interest-bearing deposit accounts with various financial institutions, primarily attributable to net sale proceeds.

F.	Reflects the reversal of previously recorded current expected credit losses related to our commercial mortgage loans and subordinate loans and other lending assets.

G.

Reflects the reversal of net foreign currency translation gains related to the net equity and interest of our loans denominated in currencies other than USD and net losses on forward currency forward contracts economically hedging net equity and interest payments due under our loans due to the consummation of the Asset Sale. The residual net foreign currency translation gains and residual net losses on forward currency contracts represent the foreign currency translation gains and net losses on forward currency contracts economically hedging net equity and interest due, respectively, for our loans not included in the Asset Sale.

H.	Reflects a $335.0 million write-off of specific CECL allowances and a $7.4 million realized loss on the Asset Sale.

I.

Reflects loss on extinguishment of debt comprising of acceleration of deferred financing costs and unamortized discounts on our secured debt agreements and corporate debt, and prepayment penalty related to our senior secured notes applicable to repayment of the notes on or before June 15, 2025.

J.	Reflects a $0.72 per Share decrease to basic and diluted net income per Share primarily due to a $152.8 million reversal to net interest income due to the sale of the loan portfolio.

K.	Reflects additional Shares issued to our Manager for payment of the management fee per our Management Agreement.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands—except share data)

	Historical(4) March 31, 2026	Transaction Accounting Adjustment		Pro Forma
Assets:
Cash and cash equivalents	$126,847	$1,064,865	(L)	$1,191,712
Commercial mortgage loans, net(1)(2)	8,830,428	(8,446,740)	(M)	383,688
Subordinate loans, net(2)	51,190	(51,190)	(N)	—
Real estate owned, held for investment, net (net of $38,419 accumulated depreciation)	852,115	—		852,115
Other assets	208,631	(60,684)	(O)	147,947
Derivative assets, net	17,772	(16,789)	(P)	983

Total Assets	$10,086,983	$(7,510,538)		$2,576,445

Liabilities and Stockholders’ Equity
Liabilities:
Secured debt arrangements, net	$6,494,368	(6,237,610)	(Q)	$256,758
Senior secured term loans, net	726,711	(726,711)	(R)	—
Senior secured notes, net	497,421	(497,421)	(S)	—
Debt related to real estate owned, held for investment, net	439,168	—		439,168
Accounts payable, accrued expenses and other liabilities(3)	109,496	(56,778)	(T)	52,718
Payable to related party	8,126	—		8,126

Total Liabilities	$8,275,290	$(7,518,520)		$756,770

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, Series B-1, 6,770,393 shares issued and outstanding ($169,260 liquidation preference)	68	—		68
Common stock, $0.01 par value, 450,000,000 shares authorized, 136,724,839 shares issued and outstanding	1,367	—		1,367
Additional paid-in-capital	2,671,533	—		2,671,533
Accumulated deficit	(861,275)	7,982	(U)	(853,293)

Total Stockholders’ Equity	1,811,693	7,982		1,819,675

Total Liabilities and Stockholders’ Equity	$10,086,983	$(7,510,538)		$2,576,445

(1)	Includes carrying value of $8,677,452 pledged as collateral under secured debt arrangements as of March 31, 2026.
(2)	Net of $375,498 CECL Allowances comprised of $338,000 Specific CECL Allowance and $37,498 General CECL Allowance as of March 31, 2026.
(3)	Includes $3,726 of General CECL Allowance related to unfunded commitments on commercial mortgage loans and subordinate loans, net as of March 31, 2026.
(4)	Historical balance sheet reflects the Company’s unaudited Condensed Consolidated Balance Sheet as of March 31, 2026.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2026

(in thousands—except share and per share data)

	Historical(1) Quarter Ended March 31, 2026	Transaction Accounting Adjustment		Pro Forma
Net interest income:
Interest income from commercial mortgage loans	$149,989	$(143,258)	(V)	$6,731
Interest income from subordinate loans and other lending assets	—	—		—
Interest expense	(113,922)	105,853	(W)	(8,069)

Net interest income	$36,067	$(37,405)		$(1,338)
Revenue from real estate owned operations	22,567	—		22,567

Total net revenue	$58,634	$(37,405)		$21,229
Operating expenses:
General and administrative expenses (includes equity-based compensation of $3,047 in 2026)	$(5,952)	$994	(X)	$(4,958)
Management fees to related party	(8,118)	4,735	(Y)	(3,383)
Operating expenses related to real estate owned	(18,218)	—		(18,218)
Depreciation and amortization on real estate owned	(3,981)	—		(3,981)

Total operating expenses	$(36,269)	$5,729		$(30,540)
Other income, net	$1,413	$3,814	(Z)	$5,227
Income (loss) from equity method investment	(274)	—		(274)
Decrease (Increase) in current expected credit loss allowance, net	3,289	(2,822)	(AA)	467
Foreign currency translation gain (loss)	(17,148)	16,086	(BB)	(1,062)
Gain (loss) on foreign currency forward contracts (includes unrealized gains (losses) of $44,494 and ($84,545) in 2026 and 2025, respectively)	16,812	(15,798)	(BB)	1,014
Gain on interest rate hedging instruments (includes unrealized losses of ($379) in 2025)	—	—		—
Net realized loss on investments	—	—		—
Loss on extinguishment of debt	—	—		—

Net income before taxes	$26,457	$(30,396)		$(3,939)

Income tax provision	(230)	—		(230)

Net income	$26,227	$(30,396)		$(4,169)

Preferred dividends	(3,068)	—		(3,068)

Net income available to common stockholders	$23,159	$(30,396)		$(7,237)

Net income per share of common stock:
Basic	$0.16	$(0.22)	(CC)	$(0.06)
Diluted	$0.16	$(0.22)	(CC)	$(0.06)

Basic weighted-average shares of common stock outstanding	139,110,347	456,517	(DD)	139,566,864

Diluted weighted-average shares of common stock outstanding	139,709,831	456,517	(DD)	140,166,348

Dividend declared per share of common stock	$0.25	$—		$0.25

(1)	Historical Consolidated Statement of Operations reflects the Company’s audited Consolidated Statement of Operations for the three months ended March 31, 2026.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 has been prepared in accordance with Article 11 of Regulation S-X and U.S. GAAP. The pro forma condensed consolidated financial information reflects transaction accounting adjustments management believes are necessary to present fairly the Company’s pro forma balance sheet following the Asset Sale.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026, assumes that the Asset Sale occurred on March 31, 2026. The unaudited pro forma condensed consolidated statements of operations for the periods presented give effect to the Asset Sale as if it occurred on January 1, 2025. The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information are based on certain assumptions as though the Asset Sale took place as of March 31, 2026, and January 1, 2025 for balance sheet and income statement presentations, respectively, which the Company believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed consolidated financial information.

2. Unaudited Pro Forma Adjustments

The following transaction accounting adjustments depict the accounting for the Asset Sale.

I. Unaudited pro forma condensed consolidated balance sheet adjustments as of March 31, 2026:

L.	Reflects changes in cash and cash equivalents related to the pro forma adjustments below ($ in thousands):

Proceeds from sale of assets	$8,606,209
Extinguishment of debt	(7,527,187)
Derivative unwind	(3,975)
Closing expenses net of reimbursement from AMH	(10,182)

Net change in cash and cash equivalents	$1,064,865

M.

Reflects the elimination of historical balances of assets sold net of reversal of previously recorded current expected credit losses. The remaining $383.7 million represents the carrying value of three commercial mortgage loans that were repaid subsequent to March 31, 2026, and not included in the Asset Sale.

N.	Reflects the elimination of historical balances of assets sold.

O.

Reflects the elimination of the $55.7 million in accrued interest receivable on commercial mortgage loans and subordinate loans and a $4.9 million receivable from AMH for reimbursement of incurred financial advisory fees, and legal fees related to the Asset Sale. The remaining $147.9 million primarily represents $24.4 million related to the Company’s equity method investment, $18.6 million of other assets from real estate owned, held for investment, $101.7 million in loan proceeds held by servicer as of March 31, 2026, and $2.7 million in interest receivable related to loans not included in the Asset Sale.

P.

Reflects the elimination of net hedge assets related to forward currency contracts economically hedging interest and principal payments due under our loans sold that are denominated in currencies other than USD. The remaining $1.0 million relates to the hedge asset related to the forward currency contract economically hedging a foreign loan not included in the Asset Sale.

Q.

Reflects the elimination of secured debt arrangements used to finance the origination activity of commercial mortgage loans sold. Secured debt arrangements were repaid with proceeds received from assets sold. The remaining $256.8 million represents the carrying value of secured debt borrowings of the loans that were not included in the Asset Sale.

R.	Reflects the elimination of senior secured term loans repaid with proceeds received from assets sold.

S.	Reflects the elimination of senior secured notes repaid with proceeds received from assets sold.

T.

Reflects the elimination of the below accounts payable and other liabilities. The remaining $52.7 million primarily consists of $37.8 million dividend payable related to dividends declared during the three months ended March 31, 2026, on our common and preferred stock, $12.2 million of other liabilities from real estate owned, held for investment, and $1.3 million of interest payable related to secured debt borrowings of the loans not included in the Asset Sale.

a.	$32.3 million related to accrued interest expense due related to secured debt arrangements, senior secured term loan, and senior secured notes.

b.

$20.8 million in return of collateral held under derivative agreements in conjunction with settling all forward currency contracts economically hedging interest and principal payments due under our loans denominated in currencies other than USD.

c.	$3.7 million reversal of current expected credit losses related to unfunded commitments of commercial mortgage loans and subordinate loans.

U.	Reflects the net gain on asset sales and other sale related expenses primarily consisting of the following:

a.

$51.3 million net gain on commercial mortgage loans and subordinate loans consisting of $376.0 million reversal of previously recorded current expected credit losses, and $324.7 million realized loss on sale of commercial mortgage and subordinate loans.

b.	$33.2 million in termination fees and acceleration of deferred financing costs and unamortized discounts related to early extinguishment of debt.

c.	$10.2 million in net closing costs, financial advisory fees, and legal fees related to the Asset Sale. This amount is net of a $10.0 million expense reimbursement from AMH.

II. Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2026 adjustments:

V.

Reflects the reversal of interest income from commercial mortgage loans and subordinate loans and other lending asset related to loans sold. The remaining interest income reflects accrued interest and amortization of loan fees related to the loans which were not included in the Asset Sale.

W.

Reflects the reversal of interest expense on secured debt arrangements, senior secured term loans, and senior secured notes due to repayment of these debt instruments utilizing the proceeds from the Asset Sale. The residual $8.1 million represents interest expense on debt related to real estate owned, held for investment and interest expense associated with borrowings on our secured credit facilities related to the loans which were not included in the Asset Sale.

X.

Reflects the reversal of a portion of general and administrative expenses related to the ongoing operations of the loan portfolio, comprising of, but not limited to, external servicing and monitoring, transactional hedging fees, custodian fees, legal fees and audit fees.

Y.	Reflects the reversal of management fees primarily due to the decrease in the management fee rate per our Management Agreement from 1.5% to 0.75%.

Z.	Reflects incremental interest earned on cash balances held in interest-bearing deposit accounts with various financial institutions, primarily attributable to net sale proceeds.

AA.

Reflects the reversal of previously recorded current expected credit losses related to our commercial mortgage loans and subordinate loans and other lending assets. The residual $0.5 million represents the change in current expected credit losses related to the loans not included in the Asset Sale.

BB.

Reflects the reversal of net foreign currency translation gains related to the net equity and interest of the sold loans denominated in currencies other than USD and net losses on forward currency forward contracts economically hedging net equity and interest payments due under our loans due to the consummation of the Asset Sale.

CC.	Reflects a $0.22 per share decrease to basic and diluted net income per share primarily due to a $37.4 million reversal to net interest income due to the sale of the loan portfolio.

DD.	Reflects additional shares issued to our Manager for payment of the management fee per our Management Agreement.

The Dissolution

If the Plan is approved by our stockholders and we are able to successfully implement the Plan, we estimate, based upon management’s evaluation of certain data and information, as well as discussions with our advisors, that our Estimated Total Stockholder Distributions Range will be between $7.75 and $8.50 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. Our Estimated Total Stockholder Distributions Range includes the Initial Cash Distribution but excludes the July 15 Dividend. We estimate that the total BVPS to be returned to holders of Common Stock (directly or through the Liquidating Trust) following the closing of the Asset Sale, which amount includes our Estimated Total Stockholder Distributions Range and the July 15 Dividend, will be between $11.50 and $12.25 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. If we have misestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, or we have misestimated the amount we would receive from the disposition of our assets, the amount ultimately distributed to our stockholders could be more or less than the amounts set forth above. Ultimately, no assurance can be given as to the amounts our stockholders will ultimately receive. Refer to “Proposal One—The Dissolution Proposal—Estimated Liquidating Distributions” for more information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. These statements are subject to certain risks, uncertainties and assumptions, including: higher interest rates and inflation; market trends in our industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; our ability to deploy the proceeds of our capital raises or acquire our target assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; and risks associated with the exact amount or timing of our sales of assets and liquidating distributions; unexpected costs or unexpected liabilities that may arise from the transactions contemplated by the Plan and with our ability to realize the results of the Plan.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Refer to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC, could cause our actual results to differ materially from those included in any forward-looking statements we make. All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information contained in this proxy statement and the annex attached to the proxy statement, including risks described in our filings with the SEC referred to herein, when deciding whether to vote to approve the Dissolution Proposal. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties of which we are unaware, or that we currently believe are not material, may also become important factors. This proxy statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of factors that are described below and elsewhere in this proxy statement. Refer to “Cautionary Note Regarding Forward-Looking Statements” beginning on page 26 of this proxy statement for more information.

Risks Related to the Plan

We cannot determine at this time the amount or timing of final distributions to holders of Common Stock in connection with the Dissolution because there are many factors, some of which are not within our control, that could affect the amount or timing of any such distributions.

The amounts that may ultimately be available for distribution to holders of Common Stock are not yet known, and while we have included in this proxy statement estimates as to the approximate amounts of the Initial Cash Distribution and aggregate final distributions to holders of Common Stock, there are many factors that may affect the timing and amounts available for distribution to holders of Common Stock, including, among other things, the timing and net proceeds realized from disposition of the REO assets, taxes (including withholding taxes and transfer taxes), the ultimate amounts of our remaining liabilities, including amounts to settle previously disclosed claims made against us and our subsidiaries, and any contingent liabilities that may arise. For more information on these factors, refer to “Proposal One—The Dissolution Proposal—Estimated Liquidating Distributions.”

In calculating our Estimated Total Stockholder Distributions Range, we assumed that we will be able to find buyers for our REO assets at amounts based on our estimated range of gross real estate sales prices. However, we may not be able to complete sales in a timely manner, if at all, and any such dispositions could be completed for less than estimated, and our liquidating distributions could be delayed or reduced as a result. We could incur significant costs and liabilities in connection with the dispositions of our REO assets, including through indemnification we provide to purchasers, the provision of seller financing, transaction fees and expenses, and contingent liabilities.

Additional liabilities and obligations could arise. Significant time could be required to resolve some of these liabilities, which could impact both the timing and the amount of any final distribution to holders of Common Stock. Also, some liabilities may involve third party disputes or may be beyond our control. If we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount and timing of any final distributions to holders of Common Stock could be less than the amounts we have estimated. In addition, we may be required under applicable law, or it may be necessary in order to maintain our REIT status, to hold back for distribution at a later date some of the estimated amounts that we currently anticipate distributing to holders of Common Stock. For the foregoing reasons, among others, there can be no assurance as to the timing and amount of any final distributions to holders of Common Stock, even if the Dissolution Proposal is approved.

Distribution of the net proceeds of the Dissolution, if any, to holders of Common Stock could be delayed and holders of Common Stock could, in some circumstances, be held liable for amounts they received from us in connection with the Dissolution.

Although we have not established a firm timetable for final distributions to holders of Common Stock, we intend, subject to contingencies inherent in the winding up of our business and affairs and the payment of our obligations and liabilities, to completely liquidate (assuming holders of Common Stock approve the Dissolution Proposal) and to make the final distributions to holders of Common Stock thereafter. In connection therewith, upon a determination made by our board of directors, we may establish the Liquidating Trust to hold our remaining assets and liabilities. Following the anticipated Initial Cash Distribution to holders of Common Stock, we do not anticipate making (or if established, the Liquidating Trust) any distributions to holders of Common Stock (or if established, holders of beneficial interests in the Liquidating Trust) until all of our known obligations and liabilities (including litigation and the costs and expenses of wind-up and liquidation) have been satisfied or paid and all applicable requirements of law have been complied with in respect of the creation and maintenance of adequate contingency reserves. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or if we transfer our remaining assets to the Liquidating Trust, and the contingency reserve and/or the assets held by the Liquidating Trust are less than the amount ultimately required to satisfy remaining expenses and liabilities, each holder of Common Stock could be held liable for the payment to our creditors of such holder’s pro rata portion of the excess, limited to the amounts previously received by the holder in distributions from the Company or the Liquidating Trust, as applicable. If a court determines that the Company failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from any contingency reserve and the assets of the Liquidating Trust, our creditors could seek an injunction to prevent us from making distributions under the Plan on the grounds that the amounts to be distributed are needed to provide for the payment of such expenses and liabilities. Any such action could delay or reduce the amount of any final distributions to be made to holders of Common Stock (or holders of interests in the Liquidating Trust established in connection with the Dissolution).

We may continue to incur the expenses of complying with public company reporting requirements.

Until the Dissolution is complete, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act. In order to minimize expenses, at a future date as our board of directors determines, our board of directors anticipates that it will authorize our executive officers to file the articles of dissolution and cause us to delist our Shares from the NYSE and file a Form 15 (or take other appropriate action) to deregister our Shares under the Exchange Act, thereby terminating/suspending our reporting requirements under the Exchange Act. Following such termination/suspension, we, or the Liquidating Trust, as our successor, will continue to file current reports on Form 8-K to disclose material events relating to the Dissolution, annual reports on Form 10-K, and any other reports that the SEC might require, but would discontinue filing quarterly reports on Form 10-Q. However, if we no longer satisfy the requirements under which we were able to cease reporting under the Exchange Act, our reporting obligations would return and we would incur these expenses, which would reduce the amount you receive in liquidating distributions. To the extent that we delay filing the articles of dissolution and the delisting of our Shares from the NYSE, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act.

Our basis of accounting is likely to change at some point, which could require us to write-down our assets.

During the course of the Dissolution, we must change our basis of accounting to the liquidation basis of accounting. In order for our financial statements to be in accordance with GAAP under the liquidation basis of accounting, all of our assets must be stated at the amount of consideration we expect to collect, and all of our liabilities must be recorded at the estimated amounts at which the liabilities are expected to be settled. There is a risk that the liquidation basis of accounting may result in write-downs of certain of our assets to values substantially less than their carrying amounts, and may require that certain of our liabilities be increased or recorded to reflect the anticipated effects of the liquidation.

If the Plan, and the actions and transactions contemplated thereby, are approved, the Shares may be delisted from the NYSE.

Although we currently expect that our Common Stock will remain listed on the NYSE until our board of directors makes such determination to voluntarily delist, the NYSE may commence delisting proceedings against the Company at any time if (i) we and/or our Common Stock do not meet the continued listing standards of the NYSE or (ii) the NYSE exercises its discretionary authority to delist our Common Stock. If our Common Stock is delisted from the NYSE, stockholders may have difficulty trading their Shares on the secondary market.

We may face litigation filed against us over the Dissolution.

Currently, we are not aware of any complaints filed or litigation pending related to the Dissolution. However, litigation is a common occurrence in connection with transactions similar to the proposed transaction, so we face potential for litigation or other disputes that relate to the Dissolution, including claims related to our process or disclosures and investigatory demands under Maryland law. We can provide no assurance that such litigation, disputes, or demands will not arise in the future. Any such litigation, disputes, or demands, whether successful or not, could delay the Dissolution or could have a material adverse effect on our results of operations and financial condition.

If we transfer remaining assets and liabilities to the Liquidating Trust, stockholders may receive illiquid interests and may incur tax liabilities without concurrent cash distributions.

If our board of directors determines that it is desirable or necessary to transfer any remaining assets and liabilities to the Liquidating Trust, our stockholders would receive interests in the Liquidating Trust in proportion to the number of Shares owned by such stockholders. Such interests in the Liquidating Trust will not be (i) transferable (except by will, intestate succession or operation of law) or (ii) represented by certificates. Therefore, the recipients of interests in the Liquidating Trust will not realize any value from these interests unless and until the Liquidating Trust distributes cash to you, which will be solely in the discretion of the directors, managers, trustees or similar members of the governing body of the Liquidating Trust. There may be certain adverse tax consequences to our stockholders of receiving and owning interests in the Liquidating Trust as described under the heading “Material U.S. Federal Income Tax Consequences” of this proxy statement.

Pursuing the Plan may cause us to fail to qualify as a REIT, which would significantly lower the amount of our liquidating distributions.

For so long as we qualify as a REIT and distribute all of our taxable income, we generally are not subject to U.S. federal income tax. However, there is a risk that our actions in pursuit of the Dissolution may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We may encounter difficulties satisfying these or other REIT requirements as part of the liquidation process. We expect to remain qualified as a REIT until our final REIT tax year ends, when we transfer our remaining assets and liabilities to the Liquidating Trust. If we are unable to maintain our REIT status in 2026 or any future taxable years of our company, we will, among other things (unless entitled to relief under certain statutory provisions):

•	not be allowed a deduction for dividends paid to stockholders in computing our taxable income;

•	be subject to federal income tax on our taxable income, including recognized gains, at regular corporate rates;

•	be subject to increased state and local taxes; and

•	be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.

As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for liquidating distributions to our stockholders.

Because liquidating distributions may be made in multiple tax years, if we were to terminate the Plan in a tax year subsequent to one in which we had already made liquidating distributions, the timing and character of your taxation with respect to liquidating distributions made to you in the prior tax year could change, which may obligate you to file amended tax returns and subject you to greater tax liability with respect to the prior tax year than you would otherwise have been subject to.

If we were to terminate the Plan in a tax year subsequent to one in which we had already made liquidating distributions, you may be obligated to file amended tax returns, which could subject you to greater tax liability with respect to the prior tax year than to which you would otherwise have been subject. For U.S. holders, distributions to you under the Plan generally should not be taxable to you for U.S. federal income tax purposes until the aggregate amount of liquidating distributions to you exceeds your adjusted tax basis in your Shares, and then should be taxable to you as capital gain (assuming you hold your Shares as a capital asset). However, if we terminate the Plan, the U.S. federal income tax treatment of liquidating distributions already made pursuant to the Plan would change because they would no longer be treated as having been made as part of our complete liquidation. Instead, any such liquidating distributions would be treated as either a distribution made with respect to the Shares you hold, subject to the normal rules of U.S. federal income tax for distributions, or as payment to you for the sale or exchange of your Shares in partial redemption of them. Whether sale or distribution treatment would apply to you would depend on your particular circumstances and various other factors and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would be at least partially taxable to you, in which case you would have to file amended returns and pay any additional taxes that may be due. Certain stockholders may be subject to special rules. Please see the section entitled “Material U.S. Federal Income Tax Consequences” and consult your tax advisor as to the tax consequences applicable to your particular circumstances.

Distributing interests in the Liquidating Trust may cause you to recognize gain prior to the receipt of cash.

Our board of directors may cause us to transfer our remaining assets and liabilities to the Liquidating Trust. Such a transfer would be treated as a distribution of our remaining assets to our stockholders, together with a contribution of the assets to the Liquidating Trust. As a result, in such case, you would recognize gain to the extent that your share of the cash and the net fair market value of any assets (less liabilities assumed) received or initially held by the Liquidating Trust was greater than your basis in your Shares, regardless of whether you contemporaneously receive a distribution of cash with which to satisfy any resulting tax liability, and the Company may have withholding tax obligations with respect to non-U.S. stockholders. Refer to “Material United States Federal Income Tax Consequences—Tax Consequences of the Liquidating Trust.” In addition, it is possible that the fair market value of the assets received or initially held by the Liquidating Trust, as estimated for purposes of determining the extent of your gain at the time at which interests in the Liquidating Trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the Liquidating Trust on a later sale of the assets. In this case, you could recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, the deductibility of which may be limited under the Code. The distribution to stockholders of interests in the Liquidating Trust may also cause ongoing adverse tax consequences (particularly to tax-exempt and non-U.S. stockholders, who may be required to file U.S. tax returns and pay U.S. federal income taxes with respect to their share of income generated by the Liquidating Trust).

The sale of REO assets may cause us to incur penalty taxes, fail to maintain our REIT status, or own and sell REO assets through our taxable REIT subsidiaries (“TRS”), each of which would reduce the amount available for distribution to our stockholders, and we may defer the sale of certain REO assets to mitigate such risks, which may delay and/or reduce the amount available for distribution to our stockholders.

The sale of one or more of our REO assets or other assets and the distribution of interests in the Liquidating Trust may be considered a prohibited transaction under the Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., sale of a property held by us primarily for sale in the ordinary course of our trade or business), all net gain that we derive from such sale would be subject to a 100% penalty tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) property sales by the REIT during the particular tax year satisfy at least one of the following thresholds: (a) not more than seven sales during the year (treating the sale of multiple properties to the same buyer in a single transaction as a single sale for this purpose); (b) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year, and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis.

If we desire to sell a property pursuant to a transaction that does not satisfy the safe harbor, we may be able to avoid the prohibited transaction tax if we hold and sell the property through our TRS. In that case, any gain would be taxable to the TRS at regular corporate income tax rates. We may decide to forego the use of our TRS in a transaction that does not meet the safe harbor based on our own internal analysis, or on the advice of our tax advisors that the disposition should not be subject to the prohibited transaction tax. In cases where a property disposition is not effected through our TRS, the U.S. Internal Revenue Service (the “IRS”) could assert that the disposition constitutes a prohibited transaction. Although we do not expect that any of the asset sales or other transactions that we intend to make pursuant to the plan of liquidation would be subject to this tax, there can be no assurance that the IRS will not successfully assert that any such transactions are prohibited transactions. If such an assertion were successful, all of the net gain from the sale of the property will be payable as a penalty tax which will have a negative impact on cash flow and the ability to make cash distributions. In addition, we may defer the sale of certain REO assets in order to reduce the likelihood that a sale would be treated as a prohibited transaction.

As a REIT, the value of our ownership interests held in TRSs may not exceed 25% (20% for certain taxable years beginning before 2026) of the value of all of our assets at the end of any calendar quarter. If we determine it to be in our best interest to own a substantial number of our REO assets through one or more TRSs, then it is possible that the IRS may assert that the value of our interests in our TRSs exceeds 25% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. We may delay the distribution to our stockholders of cash or other assets not held in our TRS in order to comply with this test. Additionally, as a REIT, generally no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from our TRS are generally considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. Consequently, the amount available for distribution to our stockholders could be significantly reduced and distributions may be delayed.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

The Special Meeting is being held on [●], 2026, at [●], Eastern Time. The Special Meeting will be a completely virtual meeting of stockholders, which will be held online via a live webcast at www.cesonlineservices.com/ari26_vm, where you will be able to vote electronically and submit questions during the Special Meeting. No physical meeting will be held. The purpose of the Special Meeting is to consider and vote on:

1.	the Dissolution Proposal;

2.	the Executive Compensation Proposal; and

3.	the Adjournment Proposal.

Recommendation of Our Board of Directors

Our board of directors unanimously recommends that the holders of Common Stock vote “FOR” the Dissolution Proposal, “FOR” the Executive Compensation Proposal, and “FOR” the Adjournment Proposal. For the reasons for this recommendation, refer to “Proposal One—The Dissolution Proposal—Reasons for the Plan and Recommendation of our Board of Directors.”

Record Date; Who Can Vote at the Special Meeting

All holders of Common Stock of record at the close of business on [●], 2026, the Record Date, are entitled to receive notice of, attend and vote at the Special Meeting, or any adjournment or postponement thereof. Each Share entitles the holder thereof to cast one vote on each matter that comes before stockholders for a vote at the meeting. At the close of business on the Record Date, there were [●] Shares issued and outstanding, held by approximately [●] holders of record.

Vote Required for Approval; Quorum

Approval of the Dissolution Proposal requires the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on such proposal. Approval of the Executive Compensation Proposal, which is advisory and non-binding, requires the affirmative vote of a majority of the votes cast on such proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal.

The presence, in person or by proxy, at the virtual Special Meeting of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting shall constitute a quorum. Abstentions, if any, are included in the determination of the number of holders of Common Stock present at the Special Meeting for the purpose of determining whether a quorum is present. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject ARI to additional expense. If the adjournment or postponement is to a date more than 120 days after the original record date for the Special Meeting, or if, after the adjournment or postponement, a new record date otherwise is fixed for the adjourned or postponed meeting, a notice of the adjourned or postponed meeting will be given to each stockholder of record entitled to vote at the adjourned or postponed meeting. At the close of business on the Record Date, there were [●] Shares outstanding. Accordingly, holders of [●] Shares must be present or represented by proxy at the Special Meeting to constitute a quorum.

Voting by our Directors and Executive Officers

The directors and executive officers of ARI have informed ARI that, as of the date of this proxy statement, they intend to vote in favor of the proposals. At the Record Date for the Special Meeting, the directors and executive officers of ARI owned, in the aggregate, [●] Shares, representing [●]% of the voting power of Common Stock entitled to vote at the Special Meeting.

Failures to Vote, Abstentions and Broker Non-Votes

Failures to Vote. If you fail to vote, it will have the same effect as voting “AGAINST” the Dissolution Proposal but will have no effect on the Executive Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Abstentions. Abstentions are included in the determination of the number of holders of Common Stock present at the Special Meeting for the purpose of determining whether a quorum is present. Abstentions will have the same effect as votes cast “AGAINST” the Dissolution Proposal but will have no effect on the Executive Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Broker Non-Votes. Broker non-votes are shares held in “street name” by banks, brokers and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, broker or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, broker or other nominee does not have discretionary voting power on such proposal. Because, under the NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Shares held in “street name” does not give voting instructions to the bank, broker or other nominee, then we do not anticipate that those shares will be counted as present virtually or by proxy at the Special Meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your bank, broker or other nominee will have no effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal, assuming that a quorum exists. However, the vote to approve the Dissolution Proposal is based on the total number of Shares outstanding and entitled to vote at the close of business on the Record Date, not just the shares that are counted as present virtually or by proxy at the Special Meeting. As a result, if you fail to issue voting instructions to your bank, broker or other nominee, it will have the same effect as a vote “AGAINST” the Dissolution Proposal.

Manner of Voting and Authorizing a Proxy to Vote

You are entitled to participate in the Special Meeting only if you were a holder of Common Stock at the close of business on the Record Date or a validly authorized proxy of such stockholder, and have pre-registered by [●], Eastern Time, on [●], 2026.

To participate in the Special Meeting, you must pre-register by [●], Eastern Time, on [●], 2026. Upon registering, you will receive a confirmation email with a link and instructions for accessing the Special Meeting. Stockholders will have substantially the same opportunities to participate in our virtual Special Meeting as they would have in an in-person meeting and will be able to listen, vote and submit questions during the virtual meeting. Stockholders may also submit questions up to 30 minutes before the start of the Special Meeting at www.cesonlineservices.com/ari26_vm. Questions that are pertinent to the purpose of the Special Meeting will be answered during the meeting, subject to time constraints. We may address substantially similar questions, or questions that relate to the same topic, in a single response. Stockholders will be able to review the meeting materials at the link provided in the registration confirmation e-mail. We encourage you to submit your questions before or during the formal business portion of the meeting, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

If you are a registered holder of Shares and you have properly registered to attend the Special Meeting, you may vote your Shares by electronic ballot at the Special Meeting.

If you hold Shares in “street name” through a bank, broker or other nominee, you must follow the instructions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Shares. If you hold your Shares in “street name” through a bank, broker or other nominee and you wish to vote electronically at the Special Meeting, you must obtain and submit a legal proxy from your broker, bank or other nominee when voting by electronic ballot during the Special Meeting. If you do not obtain a legal proxy to vote your Shares, you will still be able to attend the Special Meeting (but will not be able to vote your Shares electronically at the meeting) so long as you demonstrate proof of stock ownership when you register to attend the Special Meeting. To pre-register via the Internet, please visit www.cesonlineservices.com/ari26_vm and follow the instructions provided. If you authorize a proxy or provide voting instructions in advance of the meeting, you do not need to register for or attend the Special Meeting in order for your vote to be counted.

All Shares entitled to vote and represented by properly completed proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting as instructed on the proxies. If our stockholders of record do not indicate how their Shares should be voted on a matter, the Shares represented by their properly executed proxy will be voted as our board of directors recommends and therefore, “FOR” the Dissolution Proposal, “FOR” the Executive Compensation Proposal, and “FOR” the Adjournment Proposal. If you do not provide voting instructions to your bank, broker or other nominee, your Shares will NOT be voted at the Special Meeting.

Registered Stockholders

Stockholders of record as of the Record Date may register to participate in the Special Meeting by visiting the website www.cesonlineservices.com/ari26_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. Requests to register to participate in the Special Meeting must be received no later than [●], Eastern Time, on [●], 2026.

Beneficial Stockholders

Stockholders whose Shares are held through a bank, broker or other nominee as of the Record Date may register to participate in the Special Meeting by visiting the website www.cesonlineservices.com/ari26_vm.

Please have your voting instruction form containing your control number available and follow the instructions to complete your registration request. If you hold Shares in “street name” through a bank, broker or other nominee, you must follow the instructions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Shares. If you hold your Shares in “street name” through a bank, broker or other nominee and you wish to vote electronically at the Special Meeting, you must obtain and submit a legal proxy from your broker, bank or other nominee in order to vote electronically during the Special Meeting. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. Requests to register to participate in the Special Meeting must be received no later than [●], Eastern Time, on [●], 2026.

Revocation of Proxies or Voting Instructions

Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Special Meeting by (i) delivering prior to the Special Meeting a written notice of revocation to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, (ii) submitting a later dated proxy or (iii) voting electronically at the Special Meeting. If you hold shares in street name, you should follow the instructions provided by your bank, broker or other nominee in order to revoke your proxy or change your voting instructions.

Attending (virtually) the Special Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Special Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Special Meeting, the Shares represented by such proxy will be voted “FOR” the Dissolution Proposal, “FOR” the Executive Compensation Proposal, and “FOR” the Adjournment Proposal.

Solicitation of Proxies

We will pay the cost of soliciting proxies from the holders of Common Stock. Our directors and executive officers may solicit proxies on our behalf in person or by telephone, facsimile or other means, but will not receive any additional compensation for doing so. We have engaged Okapi to assist us in the solicitation of proxies. We have agreed to pay Okapi a fee not expected to exceed $54,000 plus reasonable expenses for these services, which includes the payment of certain fees and expenses for its services to solicit proxies.

Adjournment

In addition to the Dissolution Proposal and the Executive Compensation Proposal, the holders of Common Stock are also being asked to approve the Adjournment Proposal, which will enable the adjournment of the Special Meeting for the purpose of soliciting additional votes in favor of the Dissolution Proposal if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal. Our bylaws permit the chair of the Special Meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the Special Meeting to a later date and time and at a place announced at the Special Meeting, or provided at a future time through means announced at the meeting. The adjourned meeting may take place without further notice other than by an announcement made at the Special Meeting unless the adjournment or postponement is to a date more than 120 days after the original record date for the Special Meeting or if, after the adjournment or postponement, a new record date otherwise is fixed for the adjourned or postponed meeting, in which case a notice of the adjourned or postponed meeting will be given to each of our stockholders of record entitled to vote at the adjourned or postponed Special Meeting. If the Special Meeting is adjourned or postponed, holders of Common Stock who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your Shares will be voted in favor of the Adjournment Proposal.

Questions

If you have any questions concerning any of the proposals, the Plan, the Special Meeting, or the proxy statement, or would like additional copies of the proxy statement or need help voting your Shares, you should contact:

Apollo Commercial Real Estate Finance, Inc.

Attention: Secretary

9 West 57th Street, 42nd Floor

New York, New York 10019

Investor Relations: (212) 515-3200

Okapi Partners LLC:

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

(855) 305-0856 (toll-free from the U.S. and Canada), or +1 (212) 297-0720 (from other countries)

E-mail: info@okapipartners.com

1. DISSOLUTION PROPOSAL

We are asking the holders of Common Stock to approve the Dissolution Proposal. The following is a description of certain material aspects of the Plan. While we believe that the following description covers the material terms of the Plan, the description may not contain all of the information that is important to you. Stockholders should carefully read this proxy statement and the annex in their entirety, for more detailed information concerning the Plan. A copy of the Plan is attached to this proxy statement as Annex A.

Information about ARI

Apollo Commercial Real Estate Finance, Inc. is a Maryland corporation that was incorporated in 2009 and that has elected to be taxed as a REIT for U.S. federal income tax purposes. ARI generally is not subject to U.S. federal income taxes on its net taxable income to the extent that it annually distributes its net taxable income to stockholders and properly maintains its qualification as a REIT. ARI also operates its business in a manner intended to allow it to remain excluded from registration as an investment company under the 1940 Act. On April 24, 2026, we closed the Asset Sale to Athene, a subsidiary of Apollo, for cash consideration of approximately $9 billion. A portion of the proceeds from the Asset Sale were used to repay all of our secured credit facilities and a private securitization with Barclays Bank plc, as well as approximately $1.4 billion in principal balance of financing facilities and other indebtedness and to pay transaction expenses. Immediately following the closing, our balance sheet was comprised primarily of $1.3 billion of cash, $0.9 billion in real estate owned, held for investment, net, and $0.4 billion in debt related to real estate owned, held for investment, net, resulting in a BVPS of $12.15, after considering the liquidation preference of preferred stock.

ARI is externally managed and advised by our Manager, an indirect subsidiary of AGM, which, together with its subsidiaries, is a high-growth, global alternative asset manager with approximately $1.03 trillion of assets under management as of March 31, 2026. Our Manager is led by an experienced team of senior real estate professionals who have significant experience in underwriting and structuring commercial real estate financing transactions. ARI benefits from Apollo’s global infrastructure and operating platform, through which ARI is able to source, evaluate and manage potential investments in ARI’s target assets. ARI does not have any employees. All of its officers are employees of Apollo.

Following the Asset Sale, our management team, in consultation with our board of directors, evaluated a range of commercial real estate–related strategies designed to reposition ARI. In assessing potential new asset strategies, we leveraged Apollo’s broader investment platform and origination capabilities. We also considered strategic M&A opportunities and explored available strategic alternatives, including dissolution. On June 15, 2026, we announced that, following an extensive review of potential strategic alternatives for ARI, our board of directors determined that the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs are advisable and in the best interests of the Company and ARI stockholders. Refer to “—Background of the Plan” for more information.

ARI’s principal offices are located at 9 West 57th Street, 42nd Floor, New York, New York 10019, telephone: (212) 515-3200. Our website is www.apollocref.com.

The Plan

The following is a brief summary of the material provisions of the Plan, which we have attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the Plan in its entirety. The following summary is qualified in its entirety by reference to the Plan.

Purpose of the Plan; Certain Effects of the Plan

The Plan, which we believe is the best way to maximize stockholder value, authorizes us to sell all of our REO assets, pay or provide for all of our liabilities and expenses, wind-up our business and affairs and distribute the net proceeds to stockholders. Our board of directors believes that approval of the Plan will provide us with optimal flexibility in winding up the Company, while also permitting us to seek to dispose of all of our assets through a merger, business combination or other transaction.

Following the completion of the sale or transfer of all of our assets in accordance with the Plan, we intend to pay or provide for our liabilities and expenses, distribute the remaining liquidation proceeds to our stockholders, wind-up our business and affairs and dissolve. The Plan authorizes our board of directors to cause us to transfer and assign any of our assets or liabilities as our board of directors shall determine to the Liquidating Trust, and distribute the beneficial interests of the Liquidating Trust to our stockholders. Our board of directors may also establish a reserve fund to satisfy contingent liabilities, as a result of which, any final payout to our stockholders may not occur until after such contingent liabilities are satisfied. In addition, we may retain certain assets and transfer only a portion of our assets and liabilities to the Liquidating Trust.

Under the terms of the Plan, upon a determination made by our board of directors, we anticipate (i) transferring our remaining REO assets, together with an amount of cash necessary to establish a reserve fund to satisfy contingent liabilities and any known outstanding indebtedness or other liabilities of ARI, to the Liquidating Trust and (ii) distributing interests in the Liquidating Trust to our stockholders following the approval of the Dissolution Proposal, but we cannot be certain of that timing. The establishment of the Liquidating Trust will allow us to avoid most of the costs of operating as a public company. Upon establishing the Liquidating Trust, our stockholders will receive interests in the Liquidating Trust in proportion to the number of Shares owned by such stockholders. Such interests in the Liquidating Trust (i) will not be transferable (except by will, intestate succession or operation of law), and (ii) will not be represented by certificates. The purpose of the Liquidating Trust will be to sell any of our remaining REO assets transferred to the Liquidating Trust, to satisfy any of our remaining liabilities and, after satisfying any of our remaining liabilities, to distribute any remaining cash, including any cash from the REO asset sales, to the holders of the interests in the Liquidating Trust. It is expected that at least one trustee of the Liquidating Trust will be independent and a current director of the Company, who will receive customary compensation for such service as an independent trustee. In addition, the trustees of the Liquidating Trust may also include employees of Apollo and/or our existing directors who are not our independent directors and/or executive officers, who will not be compensated for their services as trustees of the Liquidating Trust. Approval of the Dissolution Proposal will constitute the approval by our stockholders of, in the discretion of our board of directors, the establishment of the Liquidating Trust and the terms of any declaration of trust or other governing instruments of the Liquidating Trust that may be adopted by our board of directors.

As noted above, the interests in the Liquidating Trust will not be freely transferable. Therefore, the recipients of interests in the Liquidating Trust will not realize any value from these interests unless and until the Liquidating Trust distributes cash to you, which will be solely in the discretion of the directors, managers, trustees or similar members of the governing body of the Liquidating Trust. There may be certain adverse tax consequences to our stockholders of receiving and owning interests in the Liquidating Trust as described under the heading “Material U.S. Federal Income Tax Consequences” of this proxy statement.

The Plan is intended to constitute a plan of complete liquidation of the Company for purposes of Sections 331, 336 and 346(a) of the Code, and corresponding provisions of applicable state and local law. Until the Company is liquidated for U.S. federal income tax purposes, our board of directors will use commercially reasonable efforts to maintain our qualification as a REIT, except that our board of directors may revoke or otherwise terminate our REIT election if our board of directors determines that it is no longer in the best interests of the Company to continue to so qualify.

Principal Terms of the Plan

Pursuant to the Plan, we will, among other things, undertake to do the following:

•	distribute substantially all of our cash and cash equivalents;

•	sell our remaining assets, including to our affiliates or affiliates of our Manager;

•	pay or provide for our liabilities and expenses, which we anticipate will include establishing a reserve fund to provide for satisfaction of contingent liabilities;

•	establish the Liquidating Trust, transfer any of our assets and liabilities to such Liquidating Trust and distribute the beneficial interests of the Liquidating Trust to our stockholders;

•

distribute our remaining cash and the liquidation proceeds to you (either directly or through the Liquidating Trust) after the satisfaction of our liabilities and expenses, in accordance with the provisions of our charter, our bylaws and the laws of the State of Maryland, and take all necessary or advisable actions to wind-up our business and affairs; and

•

liquidate and dissolve the Company and our subsidiaries, and distribute the net proceeds of such liquidation and dissolution in accordance with the provisions of the organizational documents of such entities and the laws of the States of Maryland, as well as the Plan.

We will use commercially reasonable efforts to cause the liquidation of the Company to be completed, to make the final liquidating distribution (either directly or through the Liquidating Trust) to our stockholders and to complete the dissolution of the Company no later than the second anniversary of the date that the Plan becomes effective, except that our board of directors may extend such period if our board of directors determines that such action is advisable.

Liquidating Distributions and Procedures

We anticipate making one or more liquidating distributions to our stockholders. However, we cannot be certain how many liquidating distributions will be made, the amount of any or all of such liquidating distributions, or when they will be paid.

The Plan gives our board of directors the authority to interpret the provisions of the Plan and to take any actions and to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in its judgment be necessary or desirable in order to liquidate our assets and our subsidiaries and wind-up our business and affairs in accordance with the Plan. If the Dissolution Proposal is approved, our board of directors will be authorized to wind-up our businesses, pay or establish a reserve fund for our debts, distribute our assets to our stockholders, establish the Liquidating Trust, and distribute the net liquidation proceeds and/or beneficial interests of the Liquidating Trust to our stockholders (either directly or through the Liquidating Trust), all in accordance with our charter and the Plan. Our board of directors may authorize us to establish a reserve fund to satisfy any contingent liabilities. If a reserve fund is established, we would expect a final liquidating distribution (either directly or through the Liquidating Trust) to be made once we or the Liquidating Trust determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our stockholders may not occur for up to three years after the reserve fund is established.

The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by our board of directors in its discretion and in accordance with applicable law. If you transfer your Shares during our implementation of the Plan, the right to receive any subsequently declared liquidating distributions will transfer with those Shares. If you hold your Shares at the close of business on the record date for any applicable liquidating distribution, you will be entitled to receive such liquidating distribution notwithstanding the subsequent transfer of your Shares.

We anticipate making the Initial Cash Distribution to holders of Common Stock within approximately 30 days following stockholder approval of the Plan, and the amount of the Initial Cash Distribution is anticipated to range between $3.70 and $4.00 per Share on a fully-diluted basis. Upon selling our remaining assets and paying off all of our known liabilities and expenses, and making reasonable provisions for any contingent liabilities, we expect to make one or more additional liquidating distributions to our stockholders.

We cannot predict with certainty the amount of liquidating distributions to our stockholders. However, based upon management’s evaluation of certain data and information, as well as discussions with our advisors, if the Plan is approved by our stockholders and we are able to successfully implement the Plan, we estimate our Estimated Total Stockholder Distributions Range will be between $7.75 and $8.50 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. Our Estimated Total Stockholder Distributions Range means the aggregate liquidating distributions to holders of Common Stock (directly or through the Liquidating Trust) from the Plan, including the Initial Cash Distribution but excluding the July 15 Dividend. We estimate that the total BVPS to be returned to holders of Common Stock (directly or through the Liquidating Trust) following the closing of the Asset Sale, which amount includes our Estimated Total Stockholder Distributions Range and the July 15 Dividend, will be between $11.50 and $12.25 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. Refer to “—Estimated Liquidating Distributions” for more information.

Continuation of our Manager

We are managed by ACREFI Management, LLC, our Manager, pursuant to our Management Agreement.

Our Manager is an indirect subsidiary of Apollo, a high-growth, global alternative asset manager with approximately $1.03 trillion of assets under management as of March 31, 2026. Our Manager is led by an experienced team of senior real estate professionals who have significant experience in underwriting and structuring commercial real estate financing transactions. Through this structure, we benefit from Apollo’s global infrastructure and operating platform, through which we are able to source, evaluate and manage potential investments in our target assets.

On July 13, 2026, we, Operating LLC, and our Manager agreed upon the Termination Agreement pursuant to which, among other things, the parties would agree to terminate, with such termination to become effective upon the date on which articles of dissolution of the Company are accepted for record by the SDAT and become effective, our Management Agreement. Pursuant to the Termination Agreement, our Manager would waive any right it may have to be paid a termination fee under our Management Agreement, and, we would agree to pay our Manager (a) all compensation to our Manager accrued, but not paid, under our Management Agreement as of the earlier of (i) the Liquidating Trust Transfer Effective Date and (ii) the date on which articles of dissolution of the Company are accepted for record by the SDAT and become effective, in each case, excluding the termination fee addressed in preceding clause, and (b) all expenses for which our Manager is entitled to reimbursement under our Management Agreement as of the date on which articles of dissolution of the Company are accepted for record by the SDAT and become effective to the extent not previously paid.

On July 13, 2026, following discussions between us and our Manager, our board of directors approved a term sheet setting forth the material terms, as described below, of the Liquidating Trust Management Agreement, to the extent such Liquidating Trust is formed and our assets and liabilities are transferred to the Liquidating Trust. Pursuant to the Liquidating Trust Management Agreement, the Liquidating Trust Manager would oversee the day-to-day operations of the Liquidating Trust, and the Liquidating Trust would be responsible for reimbursing the Liquidating Trust Manager for certain expenses paid by the Liquidating Trust Manager on behalf of the Liquidating Trust or for certain services provided by the Liquidating Trust Manager to the Liquidating Trust, including the allocable share of the compensation (including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits) paid to any corporate finance, tax, accounting, internal audit, legal risk management, operations, compliance and other non-investment personnel of the Liquidating

Trust Manager and its affiliates who spend all or a portion of their time managing the affairs of the Liquidating Trust, based upon the percentage of time devoted by such personnel to the affairs of the Liquidating Trust. Pursuant to the terms of the Liquidating Trust Management Agreement, the Liquidating Trust Manager would be paid a base management fee equal to 0.50% per annum of the Net Assets In Liquidation, accruing from the Liquidating Trust Transfer Effective Date, calculated and payable (in cash) quarterly in arrears. The Liquidating Trust Management Agreement would have a term of one year, and will automatically renew on each anniversary for a one-year term unless terminated in accordance with its terms. The Liquidating Trust Management Agreement will terminate on its terms upon the termination of the Liquidating Trust without payment of any termination fee.

Dissolution

Following the complete liquidation of the Company and the taking of all actions required under the laws of the State of Maryland in connection with the Plan, our officers will execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company and terminate its existence, including by establishing the Liquidating Trust.

Amendment or Termination of the Plan

Until the acceptance for record of articles of dissolution by the SDAT, our board of directors may terminate, modify or amend the Plan upon a determination that such termination, modification or amendment is advisable and in the best interests of the Company.

Background of the Plan

The following chronology summarizes the key meetings and events that led to our board of directors’ determination to recommend the dissolution of ARI, the liquidation of its assets and the winding up of its business and affairs. This chronology does not purport to catalogue every conversation of or among members of our board of directors, our management, our Manager, or their respective advisors and representatives. For purposes of this proxy statement, “our management” refers to, as applicable, ARI’s executive officers and other representatives of our Manager.

As previously discussed in our proxy statement filed with the SEC on March 23, 2026 relating to the Asset Sale, since ARI’s inception, our board of directors has regularly reviewed ARI’s performance, competitive positioning and overall investment strategy and has regularly considered ARI’s long-term goals and strategic direction in light of, among other things, the competitive landscape in which ARI operates and relevant industry and capital market dynamics, including stock price performance.

Over the last several years, our Manager has actively considered and implemented various strategic initiatives from time to time to address the challenging market dynamics impacting ARI and the commercial mortgage REIT sector as a whole with the goal of enhancing stockholder value, including potential changes to ARI’s investment strategy and focus. These various strategic initiatives included the following:

•	increasing commercial mortgage origination activity in Europe;

•	adopting an early focus on data center construction lending;

•	avoiding the multifamily sector in the pre-COVID-19 pandemic market environment;

•	strategically selling select assets during the COVID-19 pandemic to reduce exposure and/or manage liquidity;

•	considering, in October 2021, various business combination opportunities involving certain affiliates of Apollo;

•	considering net lease investment opportunities; and

•	considering an orderly liquidation of ARI.

From June 24, 2025 through January 27, 2026, our board of directors held numerous discussions with members of our management and representatives of Clifford Chance US LLP, outside legal counsel to ARI (“Clifford Chance”), during which several strategic alternatives were discussed related to our board of directors’ desire to reduce the trading discount to ARI’s book value. Our board of directors, in consultation with a special committee of our board of directors, determined that the Asset Sale was in the best interests of the Company and sought the approval of the holders of Common Stock for the Asset Sale, which approval was obtained at a special meeting of stockholders held on April 21, 2026.

As further disclosed in the aforementioned proxy statement, our management, in consultation with our board of directors, intended to spend the remainder of the year evaluating a range of commercial real estate–related strategies designed to reposition ARI, leveraging Apollo’s broader investment platform and origination capabilities, and considering strategic mergers and acquisitions opportunities. If a new asset strategy or a strategic transaction was not announced by year-end, our Manager intended to recommend that our board of directors explore all available strategic opportunities or other alternatives, including dissolution.

Prior to and following the announcement of the Asset Sale, in February, March and April of 2026, 16 investment banks, financial advisors and asset managers contacted AGM and its representatives and our Manager to discuss potential future strategies for ARI following the consummation of the Asset Sale. These outreach efforts generally proposed one of four broad strategic directions: (1) alternative strategies involving digital infrastructure, data centers and single-family rental/build-to-rent space; (2) taking over the management agreement with ARI from our Manager, or entering into a sub-advisory arrangement, joint venture or similar structure with our Manager; (3) scaling up ARI’s existing commercial mortgage REIT operations or modifying its strategy to transition to a residential mortgage REIT; or (4) returning capital to ARI stockholders through dissolution.

On February 24, 2026, representatives of an alternative investment manager (“Party A”) met with representatives of Apollo regarding a potential strategic opportunity in the single-family rental/build-to-rent sector. Following this meeting, in early March 2026, a confidentiality agreement was executed pursuant to which Party A provided Apollo with access to additional information regarding Party A and its proposal.

On March 24, 2026, representatives of an investment management company (“Party B”) contacted representatives of Apollo in writing to propose that Party B make a $75 million payment to Apollo, in connection with which ARI and Party B would enter into a new management contract pursuant to which ARI’s business would pivot to pursue an agency residential mortgage-backed security investment strategy. Party B’s proposal also contemplated that Party B would purchase 9.9% of the outstanding Common Stock.

On April 15, 2026, representatives of another investment management company (“Party C”) contacted representatives of Apollo by phone to discuss the possibility of ARI continuing as a commercial mortgage REIT, with Party C serving as the external manager of ARI, and that, in connection therewith, Party C would be willing to pay a fee to assume management of ARI. Apollo indicated that any fee paid would need to be for the benefit of ARI stockholders in the form of a special dividend. Representatives of Apollo subsequently discussed the proposal with our board of directors.

On April 22, 2026, representatives of Apollo and Party C held a follow-up conference call so that Apollo could better understand the broad parameters of Party C’s proposal.

On April 24, 2026, ARI consummated the Asset Sale.

On April 25, 2026, representatives of Apollo met with representatives of Party C by phone to continue discussions regarding Party C’s proposal.

On April 27, 2026, at a regularly scheduled quarterly meeting of our board of directors, our board of directors met, with representatives of Clifford Chance present, and received an update from our Manager and members of our management regarding, among other things, potential strategic alternatives that might be available to ARI following the Asset Sale, including an overview of the proposals and outreach received to date.

On April 28, 2026, representatives of an asset management company (“Party D”) contacted representatives of Apollo with a written proposal that Party D serve as the external manager of ARI and that ARI pursue an agency residential mortgage-backed security investment strategy. Following the submission of such proposal, a representative of Apollo met with representatives of Party D by phone so that Apollo could better understand the parameters of Party D’s proposal.

Following the April 27, 2026 meeting of our board of directors, our board of directors determined to engage a financial advisor to assist it in evaluating potential strategic alternatives available to ARI. In connection with this determination, ARI sought and received proposals from four investment banks to act as financial advisor to ARI, including Eastdil Secured Advisors, LLC (“Eastdil”).

In May 2026, our Manager evaluated the possibility of deploying ARI’s capital to pursue a possible data center strategy and considered transactions with affiliates.

On May 1, 2026, our Manager entered into a confidentiality agreement with Party C with respect to a potential transaction involving ARI.

On May 8, 2026, our board of directors met and received an update from our Manager and members of our management regarding, among other things, potential strategic alternatives that might be available to ARI, which included (1) a return of capital to stockholders, (2) a third party taking over the management agreement with ARI from our Manager, or entering into a sub-advisory arrangement, joint venture or similar structure with our Manager, or (3) a redeployment of capital into a new asset strategy, potentially including one focused on digital infrastructure. At the same meeting, our board of directors determined that ARI should engage Eastdil to act as special real estate and corporate advisor to ARI based on Eastdil’s qualifications, reputation and experience generally and particularly in the real estate and related industries and its familiarity with ARI. Eastdil was subsequently engaged by ARI to act as special real estate and corporate advisor to ARI.

Through May 2026, representatives of Apollo held multiple discussions with representatives of Party A, Party C and Party D regarding the parameters of their respective proposals to better assist our board of directors in evaluating whether any such proposal would be in the best interests of ARI and its stockholders.

On May 18, 2026, representatives of an alternative investment manager (“Party E”) contacted representatives of Apollo in writing to propose three potential ideas: (1) a strategic combination to pursue digital infrastructure opportunities; (2) a strategic combination with a business development company to diversify credit exposure; and (3) a strategic combination with a closed-end fund to create a scaled credit vehicle.

On May 22, 2026, Party D contacted representatives of Apollo in writing to reiterate its proposal that Party D serve as the external manager of ARI and that ARI pursue an agency residential mortgage-backed security investment strategy. As part of this written proposal, Party D contemplated that it would make a payment to ARI based on a percentage of the management fee payable under a new management agreement, which ARI could then distribute to its stockholders as a special dividend. Apollo did not believe this potential dividend delivered sufficient returns to stockholders relative to other alternatives, including dissolution. Representatives of Apollo subsequently discussed this with our board of directors.

In June 2026, representatives of Apollo communicated to Party B, Party C, Party D and Party E that Apollo did not believe that their respective proposals delivered sufficient return of value to ARI stockholders, but that Apollo would be open to hearing improved proposals.

On June 3, 2026, our board of directors met, with representatives of Eastdil, Clifford Chance and Venable LLP, Maryland counsel to ARI (“Venable”), present. During this meeting, representatives of Eastdil discussed with our board of directors certain financial information regarding the REIT industry and various sectors thereof and the performance of various sector participants. Also during this meeting, our board of directors discussed with members of our management the discussions with Party A, Party B, Party C, Party D and Party E regarding their respective proposals and the proposal received from Party E since the May 8, 2026 meeting of our board of directors, comparing these proposals to a potential plan of complete liquidation and dissolution, and noting, among other considerations, that such proposals were not compelling on the terms proposed for various reasons, including that such proposals likely would not deliver sufficient return of value to ARI stockholders, Apollo would not pursue a proposal in connection with which Apollo would receive any payments that would detract from value delivered to ARI’s stockholders and the difficulties of establishing a competitive and viable REIT platform that trades above book value. Our board of directors also received an overview from Clifford Chance and Venable regarding board process considerations and an overview of a potential wind-up and liquidation process, during which overview it was noted that a wind-up and liquidation process is not irrevocable until assets are distributed. After discussion, our board of directors noted that ARI should continue to engage with Party A, Party B, Party C, Party D and Party E to improve their respective proposals, while continuing to evaluate other potential strategic alternatives, including a potential complete wind-up and liquidation of ARI.

On June 4, 2026, representatives of Apollo met in-person with representatives of Party A and a build-to-rent company controlled by Party A to further discuss Party A’s proposal involving the build-to-rent sector.

In early June 2026, consistent with our board of directors’ directives, representatives of Apollo continued discussions with representatives of Party A, Party B, Party C, Party D and Party E to gauge whether any of those parties would be willing to improve the terms of their respective proposals.

On June 10, 2026, our board of directors met with representatives of Eastdil, Clifford Chance and Venable present. During this meeting, our board of directors received an update regarding discussions with Party B, Party C, Party D and Party E held since the June 3 board of directors meeting, and an update regarding the proposal received from Party A. In connection with this update, our board of directors continued discussions of the various considerations regarding such proposals and other alternative strategies, noting the varying levels of specificity and certainty of such proposals, headwinds attendant to the business plans proposed by such parties and that such proposals continued not to be compelling on the terms proposed for the reasons previously discussed. Also during this meeting, representatives of Venable provided an overview of the duties of directors of a Maryland corporation in the context of a strategic review process and a further overview of a winding up and liquidation process regarding board process considerations, and representatives of ARI and Eastdil reviewed with our board of directors certain financial information regarding ARI and a potential wind-up and liquidation of ARI. During this meeting, our board of directors discussed that, given the various considerations regarding strategic alternatives that might be available to ARI as discussed by our board of directors, a wind-up and liquidation of ARI seemed to be in the best interests of ARI stockholders relative to the other strategies presented by Party A, Party B, Party C, Party D and Party E. In addition, our board of directors approved the redemption of the outstanding shares of our 7.25% Series B-1 Cumulative Redeemable Perpetual Preferred Stock.

Later on June 10, 2026, representatives of Apollo met with representatives of Party A by phone to communicate that our Manager did not believe that their proposal delivered sufficient return of value to stockholders and was not interested in continuing discussions.

On June 15, 2026, our board of directors met, with representatives of Eastdil, Clifford Chance and Venable present. During this meeting, representatives of Apollo reviewed with our board of directors the strategic alternatives evaluation process that had been conducted to date, including the various proposals that had been received and related discussions, and received an overview from our management regarding anticipated liquidating distributions and the winding up process. Also during this meeting, representatives of Eastdil reviewed with our board of directors certain financial information regarding precedent REIT liquidations and representatives of Venable reviewed with our board of directors a potential plan of liquidation. After discussion and consideration of the various factors described under the section of this proxy statement entitled “—Reasons for the Plan and Recommendation of our Board of Directors,” our board of directors unanimously determined that the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan are advisable and in the best interests of the Company and its stockholders and resolved that the Dissolution Proposal be submitted to the stockholders of the Company entitled to vote thereon for their approval. Our board of directors also approved the July 15 Dividend.

On June 16, 2026, representatives of Apollo received a proposal from an investment bank (“Party F”) contemplating a reverse merger of a public REIT into the Company. The proposal was reviewed by our Manager and Eastdil.

On June 22, 2026, representatives of our Manager communicated to Party F that our Manager did not believe that their proposal delivered sufficient return of value to stockholders and was not interested in continuing discussions. Representatives of Apollo subsequently communicated the status of these discussions to our board of directors.

Reasons for the Plan and Recommendation of our Board of Directors

After deliberation and careful consideration, on June 15, 2026, our board of directors unanimously determined (i) that the dissolution of ARI, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan are advisable and in the best interests of ARI and its stockholders, (ii) to adopt the Plan, subject to the approval of the Dissolution Proposal by holders of Common Stock, (iii) to submit the Dissolution Proposal to a vote of the holders of Common Stock, and (iv) to recommend that ARI stockholders approve the Dissolution Proposal.

In evaluating the dissolution of ARI, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan and arriving at its recommendation, our board of directors consulted with ARI’s legal and financial advisors, including Eastdil, Clifford Chance and Venable, and considered various factors, including information it requested and received from Apollo and members of our management. The following discussion of the information and factors considered by our board of directors includes the material positive and negative factors considered by our board of directors, but is not intended to be exhaustive and may not include all of the factors considered. Our board of directors did not quantify or assign any relative or specific weights to the various factors it considered in reaching its determination and recommendation. Rather, our board of directors viewed its position as being based on the totality of the information presented to and considered by it, and individual members of our board of directors may have given differing weights to different factors.

The following factors were viewed by our board of directors as favorable to, and in support of, its determination and recommendation with respect to the Dissolution Proposal:

•	the significant cash proceeds generated by the Asset Sale, which provide ARI with substantial liquidity that can be returned to ARI stockholders in an efficient and timely manner through the Plan;

•

our board of directors’ assessment, based on the advice of our Manager, following a comprehensive review of strategic alternatives that included consideration of proposals from multiple investment banks, financial advisors and asset managers primarily related to alternative real-estate related strategies, that none of the alternative proposals considered by, or provided to, Apollo was likely to return sufficient value to ARI stockholders relative to the value that could be realized by stockholders through an orderly wind-up and liquidation of ARI and, therefore, did not represent compelling business proposals;

•

the competitive REIT landscape and the continuing challenging market dynamics generally facing the REIT industry, including the difficulties of establishing a competitive and viable REIT platform that trades above book value and the headwinds attendant to various sectors of the REIT industry;

•

our board of directors’ belief that the dissolution of ARI, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan offers ARI stockholders a more certain and direct path to realizing value at or near ARI’s book value per share than continuing to operate ARI as a commercial mortgage REIT or attempting to reposition ARI’s portfolio through an unproven or externally driven strategy refresh, and that ARI stockholders would be able to redeploy cash received in connection with the Dissolution into other investments, including investments in other competitive and viable REIT platforms;

•

our board of directors’ belief that our management’s estimate of the likely amount of liquidating distributions, and, therefore, the estimated amount of cash that holders of Common Stock would receive for each Share held by such stockholders, is fair relative to our board of directors’ assessment of the Company’s current and expected future financial condition, earnings, business opportunities, strategies and competitive position;

•	stockholder engagement undertaken by our management indicated stockholder support for the Dissolution;

•

the Plan’s provision for the orderly sale of ARI’s remaining assets and distribution of net proceeds to ARI stockholders over time, in a manner intended to maximize the value realized on such assets while minimizing disruption to ARI’s ongoing obligations and relationships;

•

our board of directors’ retention of flexibility until the Dissolution is consummated to evaluate, pursue and consummate alternative transactions, including a merger, business combination or other strategic transaction in the event that our board of directors determines that such an alternative would be in the best interests of ARI and its stockholders;

•

the fact that the Plan is subject to the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on the proposal at the Special Meeting, providing ARI stockholders with a direct opportunity to vote on whether to pursue the Plan; and

•

the potential tax benefits to our U.S. stockholders under the Plan, because, in general, distributions received by U.S. stockholders pursuant to the Plan are treated first as return of the tax basis in the Shares, with any excess treated as capital gain (as described in more detail in the section entitled “Material U.S. Federal Income Tax Consequences”).

Our board of directors also weighed the foregoing favorable information and factors against a variety of potentially negative factors, including:

•

the risk that the wind-up process may take longer than anticipated and that ongoing operating costs, professional fees and other expenses incurred during the course of the Plan could reduce the net proceeds available for distribution to ARI stockholders;

•

the risk that unknown, contingent or unascertained liabilities of ARI may arise during the course of the Plan and could reduce the amount available for distribution to ARI stockholders, or delay the timing of such distributions;

•

the risk that actual proceeds from the sale of ARI’s remaining assets could be less than currently estimated, including as a result of adverse changes in market conditions, interest rates or macroeconomic factors beyond ARI’s control;

•

the fact that, following the approval and implementation of the Plan, ARI will not pursue its existing or any new investment strategy, and ARI stockholders will not participate in any future earnings, growth or appreciation that ARI might have generated had it pursued an alternative business strategy;

•

the possibility that one or more of the strategic alternatives considered by our board of directors and ultimately not pursued could, over time, have resulted in greater returns to ARI stockholders than the distributions expected to be made pursuant to the Plan;

•

the possibility of unanticipated delays in selling the Company’s REO assets and the possibility that the amounts that are ultimately distributed to the Company’s stockholders pursuant to the Plan may be substantially less than the amounts currently estimated if the Company’s contingencies, liabilities, other obligations and expenses are higher than currently anticipated;

•

our Estimated Total Stockholder Distributions Range, the preparation of which involved judgments and assumptions with respect to the Plan process and may not be realized, was derived based on data and information evaluated by the Company’s management as of July 9, 2026 and does not take into account interest rate, market or other changes since that time;

•	if the Company establishes a Liquidating Trust, such Liquidating Trust would provide for a prohibition on the transfer of interests, subject to certain limited exceptions;

•

the potential U.S. federal income tax consequences for certain ARI stockholders in connection with the receipt of liquidating distributions pursuant to the Plan, as described in more detail in the section entitled “Material U.S. Federal Income Tax Consequences”; and

•	the other risks and uncertainties associated with the Plan described in the section entitled “Risk Factors.”

After consideration of these factors, as well as the interests that certain directors and executive officers of ARI have with respect to the Plan discussed below under the caption “—Interests of Certain Persons in Matters to be Acted Upon,” our board of directors believed that the potential benefits to ARI and its stockholders of the dissolution of ARI, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan outweighed the potential risks, many of which are mentioned above.

Accordingly, our board of directors unanimously recommends that the holders of Common Stock vote “FOR” approval of the Dissolution Proposal.

In considering the recommendation of our board of directors with respect to the Dissolution Proposal, you should be aware that certain directors and executive officers of ARI have arrangements that may cause them to have interests in the dissolution of ARI, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan that are different from, or in addition to, the interests of the holders of Common Stock generally. For more information, refer to “—Interests of Certain Persons in Matters to be Acted Upon.” The explanation of the reasoning of our board of directors and certain information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Real Estate Owned Remaining Following the Asset Sale

Following the closing of the Asset Sale, on April 24, 2026, our assets included $0.9 billion in REO assets, held for investment, net, consisting of a full-service luxury hotel in Washington, D.C.; a multifamily development property located in downtown Brooklyn, NY; a hotel in Atlanta, GA; and interests in a joint-venture with other Apollo-managed vehicles that owns two former hospitals located in Massachusetts.

We may move forward with sales of our REO assets regardless of whether stockholders approve the Dissolution Proposal, subject to the acceptability of pricing and other terms. There can be no assurance that the Company will be able to sell timely the above assets at or close to their book values.

Estimated Liquidating Distributions

Timing and Amount of Liquidating Distributions

If the Dissolution Proposal is approved, we will seek to sell our remaining assets and make liquidating distributions as soon as practicable while seeking to maximize stockholder value. As of the date of this proxy statement, our Manager is actively managing the REO and optimizing its performance, and, as part of that, is continuously evaluating various alternatives with respect to the REO, including exits. There are no assurances regarding the timing of any sales of the REO, which may be impacted by, among other things, market conditions, the nature and terms of any proposals received from potential buyers of our properties and what our board of directors determines to be in the best interest of the stockholders. The amount of liquidating distributions will depend, in part, on the timing of the sales of the REO, as ongoing costs of operating the Company will continue to be incurred while the Company holds the REO. However, to the extent that revenues generated by those assets exceed such costs, the amount of liquidating distributions could be greater than currently anticipated.

We anticipate making the Initial Cash Distribution to holders of Common Stock within approximately 30 days following stockholder approval of the Plan, and the amount of the Initial Cash Distribution is anticipated to range between $3.70 and $4.00 per Share on a fully-diluted basis.

We expect to make the final liquidating distribution after we sell our remaining assets, make reasonable provisions for all known debts, claims and obligations, including all contingent, conditional or contractual claims, as well as provisions that are reasonably likely to be sufficient to resolve or provide compensation for any unmatured or unliquidated claim against us or our subsidiaries in connection with any pending action, suit or proceeding to which the Company or any of its subsidiaries is a party; however, the timing for such completion or resolution is not known at this time. Our board of directors has not established a specific timetable for making subsequent liquidating distributions to stockholders under the Plan. Under the terms of the Plan and Maryland law, we may establish a Liquidating Trust and make one or more liquidating distributions (either directly or through a Liquidating Trust) from time to time, after providing or reserving for the payment of our obligations and liabilities, as we sell or otherwise liquidate our assets. All liquidating distributions will be paid to stockholders of record at the close of business on the record dates to be determined by our board of directors or, after the establishment of a Liquidating Trust, the board of trustees of the Liquidating Trust, pro rata based on the number of shares owned by each stockholder.

Based upon management’s evaluation of certain data and information, as well as discussions with our advisors, if the Plan is approved by our stockholders and we are able to successfully implement the Plan, we estimate our Estimated Total Stockholder Distributions Range will be between $7.75 and $8.50 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028. Our Estimated Total Stockholder Distributions Range means the aggregate liquidating distributions to holders of Common Stock (directly or through the Liquidating Trust) from the Plan, including the Initial Cash Distribution but excluding the July 15 Dividend.

We estimate that the total BVPS to be returned to holders of Common Stock (directly or through the Liquidating Trust) following the closing of the Asset Sale, which amount includes our Estimated Total Stockholder Distributions Range and the July 15 Dividend, will be between $11.50 and $12.25 per Share on a fully-diluted basis, assuming a complete liquidation by the first half of 2028.

The preparation of these estimates involved judgments and assumptions with respect to the Plan process and may not be realized. We cannot assure you that the actual amounts available for liquidating distribution to stockholders will not have material differences from the estimates prepared. Our Estimated Total Stockholder Distributions Range was determined as of July 9, 2026 and does not take into account interest rate, market or other changes since that time. See “Risk Factors—Risks Related to the Plan” and “—Calculation of Estimated Total Stockholder Distributions Range” for more information.

Our Estimated Total Stockholder Distributions Range is an estimate and does not necessarily reflect the actual amount that our stockholders will receive in liquidating distributions, and the actual amount may be more or less than our Estimated Total Stockholder Distributions Range for various reasons discussed in this proxy statement, including in the section entitled “Risk Factors—Risks Related to the Plan.” The actual amount distributed to stockholders will depend upon a number of factors, and the aggregate amount of liquidating distributions could be less or more than our Estimated Total Stockholder Distributions Range, including as a result of the following:

•

the price that potential buyers of our REO assets are willing to pay, and the time required to sell our REO assets, may change due to factors beyond our control, including market conditions and interest rates. Fees and expenses incurred in connection with the sale of our REO assets will reduce amounts otherwise available for distribution;

•	changes to interest rates or general market conditions could impact the amount of interest income earned from our cash balances;

•	revenue generated from the operations of our REO assets prior to Dissolution and the disposition of our REO assets will affect the aggregate amount available for distribution;

•

our Estimated Total Stockholder Distributions Range is based, in part, on estimates of the costs and expenses of the Plan, operating our Company, and operating the Liquidating Trust, should it be established; if actual costs and expenses, including operational and general administrative expenses, wind-up costs, capital expenditures, taxes, and other liabilities, exceed or are less than such estimated amounts, aggregate liquidating distributions could be less or more than our Estimated Total Stockholder Distributions Range;

•

our Estimated Total Stockholder Distributions Range does not reflect estimated costs or liabilities related to any future litigation and, for pending litigation, such estimated costs or liabilities could be less or more than estimated; in addition, costs incurred in connection with resolving debts, claims, obligations, or costs from suits or proceedings to which we or our subsidiaries are a party will affect the aggregate amount of liquidating distributions;

•

if liabilities that are currently unknown arise that must be satisfied or reserved for as part of the Plan, the aggregate amount of liquidating distributions could be delayed or could be less than estimated;

•	our ability to maintain our REIT status may affect the amount available for distribution; and

•

delays in consummating sales of certain assets, including any delays caused by unsettled liabilities, could result in additional expenses and cause actual aggregate liquidating distributions to be less than our estimated amount.

Specifically, our expenses and wind-up costs may be greater the longer it takes to complete the Dissolution. In addition, our Estimated Total Stockholder Distributions Range does not reflect estimated costs or liabilities related to any currently unknown claims or litigation and, for pending litigation, estimated costs could be less or more than estimated. If our liabilities (including, without limitation, tax liabilities and compliance costs) are greater or less than we expect or if the sales prices of our assets are more or less than we expect, you may receive more or less than the estimated payment for each Share that you own.

Pursuant to the Plan, we will make liquidating distributions in one or more payments. However, we cannot be certain how many liquidating distributions will be made or when they will be made. The actual timing of the liquidating distributions depends on a number of factors outside of our control that are discussed in this proxy statement, including in the section entitled “Risk Factors—Risks Related to the Plan.” The Plan authorizes our board of directors to place assets in a Liquidating Trust and establish a reserve fund to pay contingent liabilities, as a result of which the final payout to our stockholders may not occur until after such contingent liabilities are paid. We anticipate, but cannot be certain, that the transfer of our remaining assets and liabilities to a Liquidating Trust will occur after all of our assets are sold.

Calculation of Estimated Total Stockholder Distributions Range

Our Estimated Total Stockholder Distributions Range was derived from the estimated total gross asset sale proceeds, revenue to be generated from our operations or our business prior to dissolution and properties prior to disposition, and interest income earned from our cash balance, less an estimate for:

•	the fees and expenses incurred in connection with the sale of our remaining assets;

•	the expenses and capital expenditures to be incurred from our operations or our business prior to dissolution and properties prior to disposition;

•	the operational and general administrative expenses of the Company, including the fees to our Manager;

•	the wind-up costs of the Company; and

•	the Company’s taxes.

In estimating our Estimated Total Stockholder Distributions Range, we estimated a range of gross asset sales proceeds based upon the aggregate estimated proceeds from the sale of our remaining assets, which, with respect to each asset, was based on a combination of, as applicable, brokers’ opinions of value, values reflected in any indications of interest and any contracts from potential buyers of our properties, the nature and characteristics of each respective asset, and management’s estimate of the value, taking into account management’s market knowledge and experience.

In estimating our Estimated Total Stockholder Distributions Range, we estimated our expenses and wind-up costs based on a complete liquidation by the first half of 2028. Our expenses and wind-up costs may be greater the longer it takes to complete the liquidation.

Our Estimated Total Stockholder Distributions Range per Share was based on 130,764,290 Shares, the number of Shares outstanding as of July 9, 2026 on a fully-diluted basis. Our Estimated Total Stockholder Distributions Range assumes the full acceleration of the vesting of the equity award compensation, as discussed under “—Interests of Certain Persons in Matters to be Acted Upon—Acceleration of Vesting of Equity Award Compensation,” and includes an estimate of Shares issued to our Manager as compensation for the quarter ended June 30, 2026 pursuant to our Management Agreement. Our Estimated Total Stockholder Distributions Range includes the Initial Cash Distribution but excludes the July 15 Dividend. Our Estimated Total Stockholder Distributions Range does not reflect estimated costs or liabilities related to any future litigation and, for pending litigation, such estimated costs or liabilities could be less or more than estimated. In addition, the aggregate amount of liquidating distributions per Share will be impacted by any increase in the number of Shares outstanding.

Except to the extent required by applicable law and generally accepted accounting principles, we do not anticipate updating or otherwise publicly revising the estimates presented in this proxy statement to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of anticipated events. The estimates have not been audited, reviewed or compiled by independent auditors.

Interests of Certain Persons in Matters to be Acted Upon

The interests of our directors and executive officers in the Plan are generally aligned with the interests of our stockholders. Certain compensation is expected to become payable to our directors and executive officers in connection with the transactions contemplated by the Plan. Our board of directors was aware of and considered these interests, among other matters, determining that the Dissolution is advisable and in the best interests of ARI and its stockholders and that, subject to the approval of the Dissolution Proposal by the holders of Common Stock, the Plan be adopted, and in recommending that the proposals be approved by the holders of Common Stock. These interests may present our directors and executive officers with actual or potential conflicts of interest.

Equity Interests of Our Directors and Executive Officers in ARI

Our directors and executive officers hold Shares and will participate in the Plan in the same manner as other holders of Shares. Refer to “Security Ownership of Certain Beneficial Owners and Management” for more information about their holdings.

Acceleration of Vesting of Equity Award Compensation

As of July 9, 2026, our directors and executive officers own, in the aggregate, 694,432 Shares, for which they will receive, assuming the accuracy of our estimates regarding our Estimated Total Stockholder Distributions Range of between $7.75 and $8.50 per Share, aggregate cash distributions of approximately $5.4 million to $5.9 million in connection with the Dissolution. In addition, a portion of the Shares owned by certain of our directors and executive officers are unvested.

Upon a change in control (as defined in each of the Apollo Commercial Real Estate Finance, Inc. 2024 Equity Incentive Plan, adopted in June 2024 (the “2024 Equity Incentive Plan”) and the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan” and together with the 2024 Equity Incentive Plan, the “Equity Incentive Plans”)), the compensation committee of our board of directors (the “Compensation Committee”) may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, including, but not limited to, the decision to accelerate outstanding equity awards under the Equity Incentive Plans.

The approval of the Dissolution Proposal by holders of Common Stock is a change in control under the Equity Incentive Plans. The Compensation Committee has decided to fully accelerate the vesting of the equity award compensation outstanding under the Equity Incentive Plans.

The following table indicates the value of the Shares beneficially owned by our directors and executive officers as of July 9, 2026, and the estimated compensation to be received in respect of the outstanding equity awards that will vest upon the approval of the Dissolution Proposal based on our estimates of the amount of cash available for distribution to holders of Shares pursuant to the Plan.

Name(1)	Number of Shares	Estimated Value for Shares(2)	Number of Shares That Have Not Vested (#)(3)	Estimated Value for Shares That Have Not Vested (2)(3)	Aggregate Estimated Value for Shares and Shares That Have Not Vested (2)(3)
Mark C. Biderman	70,374	$598,179.00	9,587	$81,489.50	$679,668.50
Pamela G. Carlton	49,274	$418,829.00	9,587	$81,489.50	$500,318.50
Brenna Haysom	92,131	$783,113.50	9,587	$81,489.50	$864,603.00
Robert A. Kasdin	114,628	$974,338.00	9,587	$81,489.50	$1,055,827.50
Katherine G. Newman	6,524	$55,454.00	—	—	$55,454.00
Scott S. Prince(4)	70,490	$599,165.00	—	—	$599,165.00
Stuart A. Rothstein	81,321	$691,228.50	196,355	$1,669,017.50	$2,360,246.00
Michael E. Salvati	163,377	$1,388,704.50	9,587	$81,489.50	$1,470,194.00
Carmencita N.M. Whonder	24,799	$210,791.50	9,587	$81,489.50	$292,281.00
Anastasia Mironova	21,514	$182,869.00	53,767	$457,019.50	$639,888.50
All directors and executive officers as a group (10 persons)	694,432	$5,902,672.00	307,644	$2,614,974.00	$8,517,646.00

(1)	Each director and executive officer has sole voting and investment power with respect to these Shares.
(2)

This estimated value is based upon our Estimated Total Stockholder Distributions Range of between $7.75 and $8.50 per Share pursuant to the Plan. The top end of the estimate has been used for the purposes of this calculation.

(3)	Represents unvested shares of restricted Common Stock or Shares underlying unvested restricted stock units granted pursuant to the Equity Incentive Plans.
(4)	Mr. Prince did not stand for re-election at our 2026 annual meeting of stockholders held on July 9, 2026.

Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Plan

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of our named executive officers that is based on or otherwise relates to carrying out the

Plan and that will or may become payable to the named executive officers upon the approval of the Dissolution Proposal. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Plan-related compensation payable to our named executive officers. The “named executive officers” are the individuals listed as such in our most recent annual proxy statement.

The table below assumes that: (i) the consummation of the transactions contemplated by the Plan took place on July 9, 2026 (the latest practicable date prior to the filing of this proxy statement); (ii) the closing price of a Share of $10.79, which represents the average closing price of a Share over the first five business days following the first public announcement of the Plan on June 16, 2026; and (iii) no named executive officers receive any additional equity grants after the date hereof. All payments described in the table and accompanying footnote below are paid in separate, lump-sum payments.

Golden Parachute Compensation

Named Executive Officer	Cash ($)	Equity ($)(1)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)(2)	Other ($)	Total ($)
Stuart A. Rothstein	—	$2,118,670.45	—	—	—	—	$2,118,670.45
Anastasia Mironova	—	$580,145.93	—	—	—	—	$580,145.93

(1)

Amounts in this column do not represent the value of any new equity awards. Instead, the amounts represent full acceleration value of existing equity awards held by our named executive officers based on the assumptions described above. As of July 9, 2026, Mr. Rothstein held 196,355 unvested restricted stock units and Ms. Mironova held 53,767 unvested restricted stock units under the Equity Incentive Plans. In the event of one or a series of transactions contemplated under the Plan results in a change in control of the Company, the Compensation Committee has decided to fully accelerate the vesting of the equity awards outstanding under the Equity Incentive Plans, as described in “Proposal One—The Dissolution Proposal—Interests of Certain Persons in Matters to be Acted Upon—Acceleration of Vesting of Equity Award Compensation.” These amounts are all “single-trigger” payments (that is, payable solely by reason of the change in control transaction, subject to each named executive officer’s continued employment or other service relationship through the date of the change in control transaction).

(2)

Ms. Mironova is an employee of an affiliate of our Manager, and her compensation expenses are allocable to us based on the percentage of time she spent managing our affairs in her capacity as Chief Financial Officer. Amounts in this column do not include the amount of our allocable share of expenses associated with taxes for Ms. Mironova, as described in the Company’s most recent annual proxy statement.

The Liquidating Trust Management Agreement

It is anticipated that, if established, the Liquidating Trust would enter into the Liquidating Trust Management Agreement with the Liquidating Trust Manager, pursuant to which the Liquidating Trust Manager would be reimbursed for certain expenses and services and receive certain fees, as described above.

The Liquidating Trust Manager is a subsidiary of AGM. As of the Record Date, certain affiliates of Apollo and the directors and executive officers of ARI collectively held [●]% of the outstanding Common Stock.

Certain members of our board of directors have relationships with Apollo and certain of its affiliates as set forth below, and may potentially indirectly benefit from the reimbursements and fees received by the Liquidating Trust Manager pursuant to the Liquidating Trust Management Agreement:

•

Stuart A. Rothstein is (i) an employee, the Chief Operating Officer-Asset Backed Finance and the Chief Operating Officer-Real Estate of Apollo, (ii) chair of the board of directors of Apollo Realty Income Solutions, Inc., which is managed by Apollo, (iii) chair of the board of directors of Apollo Asset Backed Credit Company LLC, which is managed by Apollo, and (iv) president and chairman of the board of trustees of Apollo Diversified Real Estate Fund, which is managed by Apollo;

•	Katherine G. Newman is an employee and Global Head of Tax Finance of Apollo;

•

Carmencita N.M. Whonder is not an employee of Apollo, any Apollo portfolio company or any of their affiliates but, solely because she was, until July 2025, employed by a law firm that provides advice to Apollo and to certain Apollo portfolio companies on legislative, regulatory and related matters, our board of directors did not determine that she qualified as an independent director. Ms. Whonder is a director of MidCap Financial Investment Corporation (NASDAQ: MFIC), which is managed by Apollo, and receives compensation for such service;

•	Pamela G. Carlton serves as a member of the board of directors of Apollo Asset-Backed Finance Lending Company, L.P., which is managed by Apollo, and receives compensation for such service;

•	Robert A. Kasdin serves as a member of the board of directors of Apollo Asset Backed Credit Company LLC, which is managed by Apollo, and receives compensation for such service;

•

Michael E. Salvati serves as a member of the boards of directors of MidCap Finco LLC and Apollo Asset-Backed Finance Lending Company, L.P., each of which is managed by Apollo, and receives compensation for such service. Mr. Salvati is the former Chief Operating Officer of National Financial Partners Corp. (“NFPC”) and the former Chief Financial Officer of Culligan Water Technologies, Inc. Mr. Salvati also served as a member of the boards of directors of Castle Holdco 4 Ltd., MidCap FinCo Holdings, Limited, MidCap FinCo Intermediate Holdings, Limited, MidCap FinCo Designated Activity Company, MC Feeder, Limited, and MFIC GP, LLC, each an affiliate or former affiliate of Apollo;

•

Brenna Haysom is a former employee of Apollo, who served as an Associate from 2002 to 2004 and a Principal from 2006 to 2010. Certain individuals who currently are or were at such time affiliated with Apollo were among the early investors in Rally Labs, a company founded by Ms. Haysom in 2010. Ms. Haysom also serves on the boards of directors of Venerable Holdings, Inc., an entity in which affiliates of Apollo are investors, and its subsidiaries Corporate Solutions Life Reinsurance Company and Venerable Insurance and Annuity Company; and

•

Mark C. Biderman is the former Executive Vice President and Chief Financial Officer of NFPC and served as Vice Chairman of NFPC from September 2008 through December 2008. Mr. Biderman also served as a member of the board of directors of Apollo Residential Mortgage, Inc. (“AMTG”), a former vehicle managed by Apollo, beginning in 2012 until AMTG and ARI merged in 2016.

Certain of our executive officers and members of our board of directors hold equity interests in AGM and Apollo-affiliated entities. The executive officers and members of our board of directors who hold equity interests in AGM will potentially indirectly benefit from the reimbursements and fees received by the Liquidating Trust Manager pursuant to the Liquidating Trust Management Agreement to the extent it results in an appreciation of the value of AGM stock.

Independent Trustee Fees

It is expected that at least one trustee of the Liquidating Trust will be independent and a current director of the Company, who will receive customary compensation for such service as an independent trustee. In addition, the trustees of the Liquidating Trust may also include employees of Apollo and/or our existing directors who are not our independent directors and/or executive officers, who will not be compensated for their services as trustees of the Liquidating Trust.

Anticipated Accounting Treatment

We expect that the Plan would, at some time during the liquidation process, result in a change in our basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, our assets must be measured at the estimated amount of consideration we expect to collect, and our liabilities must be measured at contractual amounts due or the estimated amounts at which the liabilities are expected to be settled. Recorded liabilities will include the estimated costs associated with carrying out the Plan. Valuations of assets presented in the consolidated financial statements will represent management’s estimates, based on then-present facts and circumstances, of the net realizable values of assets. Estimated costs associated with carrying out the Plan based upon management’s assumptions will be included in the liabilities in the consolidated financial statements. Under the liquidation basis of accounting, we expect to present a statement of net assets in liquidation and a statement of changes in net assets in liquidation.

The valuation of assets and liabilities will require estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan. Net realized amounts recognized upon final sale and liquidation for our assets and the settlement amounts for liabilities may potentially differ from estimates recorded in our consolidated financial statements.

Delisting and Termination of the Registration of our Common Stock

Our Shares are listed on the NYSE and are registered under the Exchange Act. In connection with the Plan, at a future date to be determined by our board of directors, we expect to delist our Common Stock from the NYSE and file a Form 15 (or take other appropriate action) to deregister our Common Stock under the Exchange Act. In the event we elect to voluntarily delist our Common Stock from the NYSE, we would be required to comply with applicable NYSE and SEC procedures, including advance notice to NYSE and public notice requirements, before filing a Form 25.

Although we currently expect that our Common Stock will remain listed on the NYSE until our board of directors makes such determination to voluntarily delist, the NYSE may commence delisting proceedings against the Company at any time if (i) we and/or our Common Stock do not meet the continued listing standards of the NYSE or (ii) the NYSE exercises its discretionary authority to delist our Common Stock. If our Common Stock is delisted from the NYSE, stockholders may have difficulty trading their Shares on the secondary market.

Cancellation of Shares

The liquidating distributions contemplated by the Plan will be in complete liquidation of the Company and, in connection with the Plan, such issued and outstanding Shares will be canceled, which will occur upon our final liquidating distribution or upon establishment of the Liquidating Trust. Our board of directors will make such provisions as it deems appropriate regarding the cancellations, in connection with the making of liquidating distributions under the Plan, of outstanding certificates evidencing our Shares.

No Appraisal or Dissenters’ Rights

Appraisal or dissenters’ rights are not available under the MGCL and our charter in connection with the Dissolution.

Regulatory Approvals

No federal or state regulatory approval must be obtained in connection with the Plan.

Vote Required

The approval of the Dissolution Proposal requires the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on such proposal.

2. EXECUTIVE COMPENSATION PROPOSAL

In accordance with the requirements of Section 14A of the Exchange Act, we are presenting this Executive Compensation Proposal to provide holders of Common Stock the opportunity to cast an advisory, non-binding vote on the compensation that is expected to become payable to our named executive officers in connection with the transactions contemplated by the Plan, as disclosed in this proxy statement, including as described in the section entitled “Proposal One—The Dissolution Proposal—Interests of Certain Persons in Matters to be Acted Upon—Acceleration of Vesting of Equity Award Compensation.” This advisory, non-binding proposal does not contemplate any new compensation or other arrangements between us and our named executive officers. Further, this proposal does not relate to any compensation arrangements that are or may become applicable to our directors.

As an advisory vote, this proposal is not binding upon us or our board of directors. Approval of this proposal is not a condition to completion of any of the transactions contemplated by the Plan, and this vote is separate from the other proposals to be voted on at the Special Meeting. Accordingly, you may vote to approve the other proposals to be considered and vote not to approve the advisory, non-binding proposal to approve certain compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the Plan, and vice versa.

For the avoidance of doubt, to the extent that our Manager or its affiliates are contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

Vote Required and Recommendation of our Board of Directors

Approval of the Executive Compensation Proposal requires the affirmative vote of a majority of the votes cast on such proposal.

Our board of directors unanimously recommends the holders of Common Stock vote “FOR” the Executive Compensation Proposal.

3. ADJOURNMENT PROPOSAL

We are asking the holders of Common Stock to approve a proposal to adjourn the Special Meeting to another date, time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies, if necessary or appropriate, to obtain additional votes in favor of the Dissolution Proposal.

If, at the Special Meeting, the number of Shares present or represented by proxy and voting in favor of the Dissolution Proposal is insufficient to approve the Dissolution Proposal, the chair of the Special Meeting may move to adjourn the Special Meeting in order to enable our board of directors to solicit additional proxies for approval of the proposal.

Our bylaws also permit the chair of the Special Meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn or postpone the Special Meeting to a later date and time and at a place announced at the Special Meeting, or provided at a future time through means announced at the meeting. The adjourned or postponed meeting may take place without further notice other than by an announcement made at the Special Meeting unless the adjournment or postponement is to a date more than 120 days after the original record date for the Special Meeting or if, after the adjournment or postponement, a new record date otherwise is fixed for the adjourned or postponed meeting, in which case a notice of the adjourned or postponed meeting will be given to each of our stockholders of record entitled to vote at the adjourned or postponed Special Meeting.

We are requesting that the holders of Common Stock approve the Adjournment Proposal.

Vote Required and Recommendation of our Board of Directors

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal.

Our board of directors unanimously recommends the holders of Common Stock vote “FOR” the Adjournment Proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations of the Plan. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Apollo Commercial Real Estate Finance, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to review the following discussion and to consult with your tax advisor to determine the effects of ownership and disposition of our Shares on your individual tax situation, including any state, local or non-U.S. tax consequences. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our Common Stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or RICs;

•	trusts and estates;

•	holders who receive our Common Stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and

•	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our Common Stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND

INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING AND DISPOSING OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Tax Consequences to the Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2009. If the Plan is approved by our stockholders, we expect to qualify as a REIT for our taxable year ending on the date that we liquidate. Following such date, we expect to transfer our remaining assets and liabilities to the Liquidating Trust. We expect the Liquidating Trust will hold certain operating assets and accordingly is not expected to be treated as a trust for U.S. federal income tax purposes. We expect to treat the Liquidating Trust as a partnership for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders of Our Shares

In connection with the Plan, U.S. holders may receive one or more liquidating distributions. The amount of a liquidating distribution will be applied first to reduce a U.S. holder’s tax basis in the Shares with respect to which the distribution is received, but not below zero. A U.S. holder’s tax basis in its Shares will generally be equal to the U.S. holder’s cost of such shares, reduced by any prior distributions that were treated as reductions in basis rather than taxable dividends. To the extent that distributions pursuant to the Plan exceed a U.S. holder’s basis in the Shares with respect to which the distributions are received, the excess will constitute taxable gain and be recognized in the year in which the distribution is received. If the total amount of liquidating distributions received by a U.S. holder is less than the tax basis of its Shares, the U.S. holder will generally recognize a loss in the year in which the final liquidating distribution is received.

Gain or loss will be calculated separately for each block of Shares, with a block consisting of Shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the Shares have been held for more than one year. Long-term capital gains of non-corporate U.S. holders may qualify for reduced U.S. federal income tax rates. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss is subject to limitations under the Code.

Liquidating distributions made by us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt U.S. holder that does not hold its Shares as “debt-financed property” within the meaning of the Code. However, tax-exempt U.S. holders may recognize UBTI with respect to assets (if any) transferred to the Liquidating Trust; see “—Tax Consequences of the Liquidating Trust” below.

Tax Consequences to Non-U.S. Holders of Our Shares

The rules governing U.S. federal income taxation of holders of our Common Stock that are not U.S. persons for U.S. federal income tax purposes (“non-U.S. holders”) are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A non-U.S. holder should consult with its own tax advisor to determine the impact of U.S. federal, state and local income tax laws with regard to the Plan and its receipt of liquidating distributions. Accordingly, this discussion does not address all aspects of U.S. federal income taxation, nor state, local or non-U.S. tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a non-U.S. holder in light of its particular circumstances.

The discussion below assumes that a non-U.S. holder’s investment in our Shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. holder, or, if an applicable tax treaty so provides, that its investment in our Shares is not attributable to a U.S. permanent establishment maintained by the non-U.S. holder. Also, special rules apply to a non-U.S. holder who is an individual who has been present in the United States for 183 days or more during the taxable year in which a liquidating distribution is made to such non-U.S. holder. We recommend that non-U.S. holders consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. income and other tax consequences to them of the liquidation.

Subject to the discussion below regarding the Foreign Investment in Real Property Tax Act (“FIRPTA”), liquidating distributions paid by us to a non-U.S. holder will generally not be subject to U.S. federal income tax. Under FIRPTA, liquidating distributions that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of U.S. real property interests (“USRPIs”) that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), will, subject to the exceptions described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. If the exceptions described below do not apply, we will be required to withhold tax at a rate equal to the maximum corporate rate (currently 21%) of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor.

A liquidating distribution that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, provided that (1) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the distribution is received. We believe that our Common Stock is currently treated as regularly traded on an established securities market. However, in connection with implementing the Plan, our board of directors would be authorized to terminate the registration of our Shares under the Exchange Act at such time as our board of directors considers appropriate, after which time our Shares may no longer be considered regularly traded on an established securities market. Even prior to the termination of the registration of our Shares, there is no assurance that our Shares will continue to be considered regularly traded on an established securities market.

Moreover, a non-U.S. holder’s Shares generally will not constitute a USRPI, and gain recognized by a non-U.S. holder upon a liquidating distribution generally will not be subject to U.S. federal income or U.S. federal withholding tax under FIRPTA, if (1) we are a “domestically controlled qualified investment entity,” or (2) the recipient non-U.S. holder does not own, and has not owned, more than 10% of our Shares during a specified testing period and Shares of our Shares are regularly traded on an established securities market located in the United States A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our Shares, as described in the Code). It is currently anticipated that we are, and we expect to continue to be, a domestically controlled qualified investment entity. However, no assurance can be given that the actual ownership of our Shares has been or will be such that we qualify as a domestically controlled qualified investment entity at all times. If our Shares were treated as a USRPI, liquidating distributions from us would be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. In addition, such distributions will be subject to a 15% withholding tax, which is creditable against the U.S. federal income tax of such non-U.S. holder.

Generally, we will be required to report annually to the IRS the amount of distributions subject to FIRPTA that are paid to a non-U.S. holder, such holder’s name and address, and the amount of U.S. tax withheld, if any. A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Tax Consequences of the Termination of the Plan

Until the acceptance for record of articles of dissolution by the SDAT, our board of directors may terminate, modify or amend the Plan upon a determination that such termination, modification or amendment is advisable and in the best interests of the Company, without stockholder approval, and, subject to the receipt of any stockholder approvals that may be required, authorize us to dispose of all of our assets through a merger, business combination or similar transaction. If our board of directors were to terminate the Plan, liquidating distributions previously made to a holder could be recharacterized as distributions that are subject to tax under the provisions of the Code applicable to the stockholders of a REIT in the same manner as distributions on our Shares would be subject to tax absent the approval of the Plan. Such liquidating distributions could also be recharacterized as a payment to such holder for the sale or exchange of its Shares in partial redemption of them. Whether sale or distribution treatment would apply to a holder would depend on such holder’s particular circumstances and various other factors and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would be at least partially taxable to holders, in which case holders may have to file amended returns and pay any additional taxes to the extent any are due.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 24%, and information reporting may apply to distributions pursuant to the Plan. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Tax Consequences of the Liquidating Trust

Our board of directors may at any time transfer our remaining assets and obligations to the Liquidating Trust if it determines that such a contribution is advisable. Upon a determination made by our board of directors, we may contribute our remaining assets and obligations to the Liquidating Trust no later than 24 months following the effective date of the Plan.

While we cannot be certain of the timing, we anticipate transferring assets to the Liquidating Trust. We expect the Liquidating Trust will hold certain operating assets and is not expected to be treated as a trust for U.S. federal income tax purposes. We intend to treat the Liquidating Trust as a partnership.

Under the Code, the establishment of the Liquidating Trust and distribution of its interests should be treated as a deemed taxable liquidation of the Company under Section 331 of the Code and distribution of all of our assets and liabilities to our stockholders, immediately followed by a deemed contribution by our stockholders of our assets and liabilities to a newly formed partnership in exchange for equity in the partnership in a tax-free transaction under Section 721 of the Code. Accordingly, each holder may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its Shares, even though the holder may not receive a concurrent distribution of cash. The deemed receipt of our assets in a deemed taxable liquidation is expected to be treated in the same manner as the receipt of liquidating distributions, as described above in “—Tax Consequences to U.S. Holders of Our Shares” and “—Tax Consequences to Non-U.S. Holders of Our Shares.”

The Liquidating Trust is expected to be treated as a partnership for U.S. federal income tax purposes, and due to the expected imposition of certain transfer restrictions on the holders of its interests, the Liquidating Trust is not expected to be a “publicly traded partnership” for U.S. federal income tax purposes. Assuming the Liquidating Trust is so treated, the Liquidating Trust generally is not itself expected to be subject to U.S. federal income tax, but each holder will be required to take into account its allocable share of the Liquidating Trust’s items of income, gain, loss, deduction and/or credit for the taxable year of the Liquidating Trust ending within or with the taxable year of the holder, without regard to whether such holder has received or will receive corresponding distributions from the Liquidating Trust. Each item generally will have the same character and source as though the holder realized the item directly. A holder’s tax basis in its interests in the Liquidating Trust will be equal to the fair market value of such interest on the date that it is distributed to the holder. A holder’s ability to use its share of the Liquidating Trust’s losses and to deduct its share of the Liquidating Trust’s expenses is subject to certain limitations.

If a holder receives a cash distribution (or deemed cash distribution) in an amount that exceeds such holder’s adjusted tax basis in its interest in the Liquidating Trust, such holder would be required to recognize, for U.S. federal income tax purposes, gain to the extent of that excess. Such amount would generally be treated as gain from the sale or exchange of its interest in the Liquidating Trust.

The Liquidating Trust expects to file annually a U.S. federal income tax information return on IRS Form 1065 and will provide an IRS Schedule K-1 (or equivalent) to holders as soon as practicable following the end of each fiscal year. For any given year, the Liquidating Trust may be unable to provide this information to its holders prior to the due date for the filing of tax returns with respect to that year. Each holder will be responsible for the preparation and filing of such holder’s own income tax returns, and each holder should be prepared to obtain extensions of the filing date for its income tax returns at the U.S. federal, state and local levels.

The Liquidating Trust may be subject, or required, to withhold and pay over any U.S. or non-U.S. withholding taxes (including interest and penalties thereon) directly or indirectly imposed with respect to any holder or other taxes imposed on the Liquidating Trust (including pursuant to a Liquidating Trust-level audit). Without limiting the foregoing, if a non-U.S. corporate holder receives a distribution that exceeds such holder’s adjusted tax basis in its interest in the Liquidating Trust, such holder generally will be subject to a 15% U.S. withholding tax on such excess (subject to certain exceptions). The amount of any withholding or other taxes withheld will be deemed distributed to the relevant holder and deemed paid by that holder to the relevant taxing jurisdiction. Due to the complexity of the application of withholding tax rules, holders may be subject to under-withholding or over-withholding.

Under the Code, adjustments in tax liability with respect to the Liquidating Trust’s items generally will be made at the Liquidating Trust-level in a partnership proceeding which the Liquidating Trust’s “partnership representative” will control, rather than by individual audits of the holders. Any audit adjustment that results in additional tax (including interest and penalties thereon) generally will be assessed and collected at the Liquidating Trust-level in the taxable year of adjustment unless the Liquidating Trust makes an election to issue adjusted tax information to those persons that were holders in the taxable year subject to audit. In general, the Liquidating Trust may enter into a settlement agreement with the IRS on behalf of, and binding upon, the holders. It is possible that holders will be directly subject to audit of Liquidating Trust items, or that a Liquidating Trust-level audit will result in an audit of the holder’s own returns, which may give rise to additional taxation on a current or retroactive basis. The general partner of the Liquidating Trust may be authorized to make, on behalf of the Liquidating Trust, all tax determinations and elections in its discretion.

Tax-exempt U.S. holders holding interests in the Liquidating Trust will likely realize UBTI with respect to the Liquidating Trust’s operations, and non-U.S. holders will likely be considered to derive income that is effectively connected with a U.S. trade or business. In that event, non-U.S. holders would be subject to U.S. federal income tax and, for corporate non-U.S. holders, branch profits tax. Accordingly, the Liquidating Trust is expected to withhold tax of up to 37% on distributions made to non-U.S. holders to the extent attributable to net income generated by the Liquidating Trust that is treated as effectively connected with a U.S. trade or business. Any tax withheld will be creditable against the non-U.S. holder’s U.S. federal income tax liability. Tax-exempt U.S. holders and non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences that would apply to them if we distribute beneficial interests in the Liquidating Trust to them.

Upon a U.S. holder’s subsequent sale, exchange or other taxable disposition of interests in the Liquidating Trust, including a final distribution redeeming the holder’s interest in the Liquidating Trust, the U.S. holder should recognize gain or loss in an amount equal to the difference between the amount realized and its adjusted tax basis in the transferred interests. The amount realized will generally include the U.S. holder’s share of the Liquidating Trust’s liabilities outstanding at the time of the disposition. Gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Liquidating Trust would qualify for such treatment, although all or a portion of such gain could be recharacterized as ordinary depending on the assets held by the Liquidating Trust. Capital gain will be long-term capital gain if at the time of the sale, exchange or other disposition the U.S. holder held its interests in the Liquidating Trust for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Upon a non-U.S. holder’s subsequent sale, exchange or other taxable disposition of interests in the Liquidating Trust, such non-U.S. holder’s gain or loss would generally be treated as income that is effectively connected with a U.S. trade or business and subject to U.S. federal income tax. Further, the purchaser of an interest in the Liquidating Trust is required to withhold (subject to certain exceptions) 10% of the amount realized (which generally includes the non-U.S. holder’s share of the Liquidating Trust’s liabilities at the time of the disposition) by a non-U.S. holder in connection with the disposition of an interest in the Liquidating Trust, or (subject to certain exceptions) 15% in the case of certain amounts relating to any “USRPI” under FIRPTA.

Holders may be required to file income tax returns and pay tax in states or localities in which the Liquidating Trust owns properties. The state or local tax treatment may differ from the U.S. federal income tax treatment described above. Each holder should consult its tax advisors regarding state and local tax consequences of owning units in the Liquidating Trust.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE PLAN AND TO DISTRIBUTIONS MADE PURSUANT TO THE PLAN, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR SHARES ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF OUR SHARES, OWNERSHIP OF BENEFICIAL INTERESTS IN THE LIQUIDATING TRUST, AND OF THE ADOPTION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information at the close of business on July 9, 2026 regarding the beneficial ownership of Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our named executive officers, (iii) our directors and (iv) all of our directors and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 128,212,093 Shares outstanding as of July 9, 2026.

	Common Stock Beneficially Owned
Name and Business Address(1)	Common Stock	Total	Percent of Class
Directors and Executive Officers
Mark C. Biderman(2)(3)	70,374	70,374	*
Pamela G. Carlton(2)(3)	49,274	49,274	*
Brenna Haysom(2)(3)	92,131	92,131	*
Robert A. Kasdin(2)(3)	114,628	114,628	*
Katherine G. Newman(2)	6,524	6,524	*
Stuart A. Rothstein(2)(4)	81,321	81,321	*
Michael E. Salvati(2)(3)	163,377	163,377	*
Carmencita N.M. Whonder(2)(3)	24,799	24,799	*
Anastasia Mironova(2)(4)	21,514	21,514	*
All directors and executive officers as a group (9 persons)(3)(4)	623,942	623,942	*
Greater than 5% Beneficial Owners
BlackRock, Inc.(5)	11,616,706	11,616,706	9.1%
Qatar Investment Authority(6)	10,493,529	10,493,529	8.2%
Vanguard Portfolio Management(7)	8,023,638	8,023,638	6.3%
Vanguard Capital Management(8)	7,409,321	7,409,321	5.8%

(*)	Represents less than 1% of issued and outstanding Shares.
(1)	The business address of each director and executive officer is c/o Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.
(2)	Each director and executive officer has sole voting and investment power with respect to these shares.
(3)

Includes unvested shares of restricted Common Stock granted to our directors pursuant to the 2024 Equity Incentive Plan as follows: (a) Mr. Biderman-9,587 shares of restricted Common Stock; (b) Ms. Carlton-9,587 shares of restricted Common Stock; (c) Ms. Haysom-9,587 shares of restricted Common Stock; (d) Mr. Kasdin-9,587 shares of restricted Common Stock; (e) Mr. Salvati-9,587 shares of restricted Common Stock and (f) Ms. Whonder-9,587 shares of restricted Common Stock.

(4)	Does not include unvested restricted stock units granted under the Equity Incentive Plans as follows: (a) Mr. Rothstein-196,355 and (b) Ms. Mironova-53,767.
(5)

On its Schedule 13G/A filed with the SEC on July 8, 2026, BlackRock, Inc. reported sole voting power with respect to 11,343,863 Shares beneficially owned by it and sole dispositive power with respect to 11,616,706 Shares beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of Shares of 8.9%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. BlackRock, Inc.’s address is 50 Hudson Yards New York, New York 10001.

(6)

On its Schedule 13G/A filed with the SEC on January 27, 2021, Qatar Investment Authority (“QIA”) reported sole voting power with respect to 10,493,529 Shares beneficially owned by it and sole dispositive power with respect to 10,493,529 Shares beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of Shares of 7.48%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. The Schedule 13G/A was filed by QIA,

QH RE Asset Company LLC, a wholly-owned subsidiary of QIA, and DIC Holding II LLC, an entity for whom QIA serves as discretionary investment manager. The Schedule 13G/A reports QH RE Asset Company LLC has sole voting power with respect to 8,394,823 Shares and sole dispositive power with respect to 8,394,823 Shares. The Schedule 13G/A reports DIC Holding II LLC has sole voting power with respect to 2,098,706 Shares and sole dispositive power with respect to 2,098,706 Shares. QIA, QH RE Asset Company LLC and DIC Holding II LLC’s address is Ooredoo Tower, Diplomatic Area Street, West Bay, P.O. Box 23224, Doha, State of Qatar.
(7)

On its Schedule 13G filed with the SEC on April 28, 2026, Vanguard Portfolio Management reported sole voting power with respect to 87,221 Shares beneficially owned by it and sole dispositive power with respect to 8,023,638 Shares beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of Shares of 5.78%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. Vanguard Portfolio Management’s address is 100 Vanguard Blvd, Malvern, PA, 19355.

(8)

On its Schedule 13G filed with the SEC on April 29, 2026, Vanguard Capital Management reported sole voting power with respect to 1,004,378 Shares beneficially owned by it and sole dispositive power with respect to 7,409,321 Shares beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of Shares of 5.33%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. Vanguard Capital Management’s address is 100 Vanguard Blvd, Malvern, PA, 19355.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2027 annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, have submitted the proposal in writing to us no later than January 29, 2027 and must have otherwise been in compliance with the requirements of the SEC’s proxy rules.

Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2027 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing, and provide the information and other materials required by our Bylaws, no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to nominate a director candidate for election at our 2027 annual meeting of stockholders, stockholders must have submitted notice of such nomination or proposal of other business, in writing, by 5:00 p.m., Eastern Time, on January 29, 2027, but in no event earlier than December 30, 2026.

In addition to satisfying the notice requirements under our Bylaws, any stockholder who intends to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act, including providing certain statements.

Any such nomination or proposal should be sent to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019 and must include the information and other materials required by our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for the Notice and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or copy of the proxy materials, as the case may be, addressed to each of those stockholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Stockholders who hold shares in “street name” (as described below) may contact their intermediaries to request information about householding.

If you have received notice from your bank, broker, nominee or other intermediary, or us that your household will receive only one copy of our proxy materials, you will be deemed to have consented to this process unless you specifically revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy materials, or if you are receiving multiple statements and reports and wish to receive only one, please notify your bank, broker, nominee or other intermediary if your Shares are held in a brokerage account or us if you hold registered shares. If, at any time, such a record stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Apollo Commercial Real Estate Finance, Inc., 9 West 57th

Street, 42nd Floor, New York, New York 10019, Attn: Secretary or by calling our investor relations team at (212) 515-3200.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Special Meeting. This solicitation is being made primarily through the internet and by mail, but may also be made by our directors and executive officers by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors or executive officers for this solicitation. We will request brokers and nominees who hold Shares in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

Any person, including any beneficial owner of Shares, to whom this proxy statement is delivered, may request copies of proxy statement or other information concerning us by written or telephonic request directed to our address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement. This proxy statement contains summaries of certain provisions contained in some of our documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below contain important information about us, our financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 10, 2026.

•	Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 28, 2026.

•

Definitive Proxy Statement for ARI’s 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on May 29, 2026 (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025).

•

Current Reports on Form 8-K, filed with the SEC on January 28, 2026, April  22, 2026, April  24, 2026, May  15, 2026, June  16, 2026 and July 13, 2026 (other than documents or portions of those documents not deemed to be filed).

In addition, we incorporate by reference herein any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the proxy statement and prior to the effectiveness of this proxy statement and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the effective date of the Plan (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You may obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from ARI by requesting them in writing or by telephone at the address included below. These documents are available from us without charge, excluding any exhibits to them unless the exhibit is specifically included in this proxy statement.

If you have any questions concerning any of the proposals, the Plan, the Special Meeting, or the proxy statement, or would like additional copies of the proxy statement or need help voting your Shares, you should contact:

Apollo Commercial Real Estate Finance, Inc.

Attention: Secretary

9 West 57th Street, 42nd Floor

New York, New York 10019

Investor Relations: (212) 515-3200

Okapi Partners LLC:

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

(855) 305-0856 (toll-free from the U.S. and Canada), or +1 (212) 297-0720 (from other countries)

E-mail: info@okapipartners.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

1. The Board of Directors (the “Board”) of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), has determined that the dissolution of the Company, the liquidation of its assets and the winding down of its business and affairs in accordance with this Plan of Complete Liquidation and Dissolution (the “Plan”) are advisable and in the best interests of the Company and its stockholders, directed that the dissolution of the Company, the liquidation of its assets and the winding down of its business and affairs in accordance with this Plan (the “Dissolution Proposal”) be submitted to the stockholders of the Company for approval in accordance with the Maryland General Corporation Law (the “MGCL”) and the charter of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) and, subject to the approval of the Dissolution Proposal by the stockholders of the Company in accordance with the MGCL, the Charter and the Bylaws, adopted this Plan. This Plan is intended to constitute a plan of complete liquidation of the Company for purposes of Sections 331, 336 and 346(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of applicable state and local law, and shall be interpreted and implemented consistently therewith. The adoption of this Plan follows the sale by the Company of substantially all of its assets, which was approved by the stockholders of the Company on April 21, 2026, and closed on April 24, 2026, and an evaluation by the Board of the strategic alternatives available to the Company following such sale. This Plan shall become effective upon the approval by the stockholders of the Company of the Dissolution Proposal (such date, the “Effective Date”).

2. From and after the Effective Date, the business and affairs of the Company shall be managed under the direction of the Board solely for the purpose of paying, satisfying and discharging the Company’s debts and obligations, collecting and distributing the Company’s assets and doing all other acts required to liquidate and wind up the Company’s business and affairs, in accordance with this Plan. In furtherance of this purpose, the Company shall have the power, subject to the direction and oversight of the Board and in accordance with this Plan to: (i) take any and all actions to preserve the value of and collect its assets; (ii) sell or dispose of all or any part of its assets at public or private sale; (iii) apply the assets of the Company to satisfy, discharge or make provision for its debts, claims and obligations, including necessary expenses of liquidation; (iv) carry out, modify or terminate its contracts and enter into, modify, assign, assume, or terminate contracts and agreements with any other person, including any affiliate of the Company or its subsidiaries; (v) sue or be sued in its own name and to compromise, settle, abandon or assign any claim; (vi) distribute any remaining assets among the stockholders of the Company in accordance with the MGCL, the Charter and this Plan; (vii) do all other acts consistent with applicable law and the Charter as may be necessary or proper to liquidate the Company’s assets and wind up its business and affairs and implement this Plan; and (viii) exercise any other power of a Maryland corporation under Maryland law, the Charter and the Bylaws. The dissolution of the Company shall not subject the directors of the Company to any standard of conduct other than the standards of conduct for directors set forth in Section 2-405.1 of the MGCL. The death, resignation or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon the death, resignation or other disability of any director or officer of the Company, the surviving or remaining directors may fill any vacancy or vacancies so created in accordance with the Charter and the Bylaws, but the failure to fill the vacancy or vacancies shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in this Plan.

3. From and after the Effective Date, the Company may continue to engage ACREFI Management, LLC (the “Manager”), pursuant to the Amended and Restated Management Agreement, dated as of April 24, 2026 (the “Management Agreement”), between the Company, ACREFI Operating, LLC and the Manager, or may engage any other person pursuant to one or more agreements and on such terms and conditions (which may include compensation) as the Board may determine, to provide to the Company, subject to the supervision and control of the Board, managerial, investment, advisory and/or related services, office space and other services and facilities (including the management or supervision of the investments of the Company).

4. The Company, for itself or in its capacity as an equity holder, managing member, general partner or manager of any direct or indirect subsidiaries or affiliates, shall sell, convey, transfer, assign, exchange, deliver or otherwise dispose of any or all of the assets of the Company and its direct or indirect subsidiaries or affiliates in one or more transactions, including to affiliates of the Company or of the Manager, without further approval by the stockholders of the Company in exchange for cash or any other form of consideration as may be distributed to the Company’s stockholders or transferred to the Liquidating Trust (as defined below), and may make protective acquisitions, capital expenditures or advances with respect to the Company’s assets to preserve the value of the Company’s and its subsidiaries’ assets.

5. The Company shall (i) pay, satisfy, discharge or make reasonable provision to pay all debts, claims and obligations of the Company and its subsidiaries, including all contingent, conditional, contractual and unliquidated claims known to the Company or its subsidiaries, and (ii) make all provisions that are reasonably likely to be sufficient to provide compensation for any claim against the Company or its subsidiaries in connection with any pending action, suit or proceeding to which the Company or any of its subsidiaries is, is threatened to be or may become a party. All claims shall be paid in full (except to the extent a lesser amount is agreed upon between the Company and its subsidiaries on the one hand and the applicable creditor on the other hand). The Company is authorized, but not required, to establish one or more reserve funds to meet known liabilities and liquidating expenses and estimated, unascertained, unknown or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Company’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Company is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Company if the Company then exists or to the Liquidating Trust or such other successor-in-interest to the Company as may then exist or, if no such entity is then in existence, shall be delivered to the unclaimed property division of the Maryland State Comptroller’s office or otherwise disposed of in accordance with applicable abandoned property or escheat laws. The Company may also create a reserve fund by any other reasonable means.

6. The Company is authorized, but not required, to procure, maintain, extend or cause to be procured, maintained or extended, insurance policies in such amounts and for such periods as the Board may determine to protect the Company, the Liquidating Trust and their respective directors, trustees, officers, managers, employees, agents, advisors, representatives and affiliates against unknown or unpaid liabilities and liquidating expenses, including, without limitation, liabilities or expenses arising in connection with the implementation of this Plan. The Company is further authorized to reserve assets and to maintain or obtain directors’ and officers’ liability insurance and other insurance, indemnity or advancement arrangements, including arrangements covering periods after the dissolution, termination or other cessation of existence of the Company and after the termination of the Liquidating Trust, to provide continued indemnification and advancement of expenses to the fullest extent permitted by the Charter, the Bylaws and Maryland law or the governing instrument of the Liquidating Trust.

7. After the payment, satisfaction or discharge of, or reservation or other provision for, all of the known debts, claims and obligations of the Company and its subsidiaries, including all contingent, conditional, contractual and unliquidated claims known to the Company or its subsidiaries, the Company shall distribute to the holders of the outstanding shares of the Company’s stock all of the remaining assets of the Company (less any such reserves), in cash, in kind or both, at any one or more times (each, a “Liquidating Distribution”), when, as and if authorized by the Board, in accordance with the MGCL, the Charter and the Bylaws. Upon the payment of the full amount to which holders of any outstanding shares of the Company’s preferred stock are entitled pursuant to the Charter upon the liquidation, dissolution and/or winding up of the Company, all outstanding shares of any such preferred stock will be cancelled and will no longer be outstanding and the holders of shares of any such preferred stock will have no right or claim to any of the remaining assets of the Company. Upon the complete distribution of all known assets of the Company to the stockholders of the Company, all outstanding shares of common stock, $0.01 par value per share (“Common Stock”), of the Company, will be cancelled and no longer deemed outstanding and all rights of the holders thereof as stockholders of the Company shall cease and terminate. The Liquidating Distributions contemplated by this Plan shall be in complete liquidation of the Company and, upon payment of the final amounts provided for hereunder, any certificates or book-entry notations representing the issued and outstanding shares of the Company’s stock shall thereupon be cancelled. The Board may make provision for the cancellation, in connection with or after the making of the final Liquidating Distribution hereunder, of certificates or book-entry notations evidencing outstanding shares of preferred stock or Common Stock.

8. The Board may cause the Company to transfer and assign, at such time as is determined by the Board, to a trust formed under the laws of the State of Maryland or any other U.S. or non-U.S. jurisdiction determined by the Board (the “Liquidating Trust”) any assets of the Company as the Board shall determine. The transfer and assignment to the Liquidating Trust pursuant hereto and the distribution in kind of the beneficial interests therein to the holders of Common Stock shall constitute a Liquidating Distribution by the Company to the stockholders, and such distribution shall be made at such time as determined by the Board, substantially as follows:

a. The Company may create, or cause to be created, the Liquidating Trust and the Company may grant, deliver, release, assign, convey and transfer to the Liquidating Trust any assets of the Company and its subsidiaries of every sort whatsoever, as determined by the Board (collectively, the “Retained Assets”), including its unsold properties, loans, securities, cash, reserves, assets, claims, contingent claims, causes of action, rights, privileges, books and records, attorney-client privilege and work product, subject to all of their unsatisfied debts, claims, obligations, liabilities and expenses, contingent or otherwise, and the Liquidating Trust shall assume any such debts, claims, obligations, liabilities and expenses and pay, satisfy, discharge or perform them when due. The Liquidating Trust shall assume the obligation to pay, satisfy, discharge or perform when due any unknown, unmatured or contingent liabilities of the Company and to defend the Company from and against any unknown, contingent or unmatured claims that may arise or become known after the date of the transfer and assignment of the Retained Assets (subject to liabilities) to the Liquidating Trust. From and after the date of the transfer and assignment of the Retained Assets (subject to liabilities) to the Liquidating Trust, the Company shall have no interest of any character in and to any such assets and all of such assets shall thereafter be held by the Liquidating Trust. No part of the Retained Assets or any other assets held by the Liquidating Trust shall revert to or be distributed to the Company.

b. Contemporaneously with such transfer and assignment to the Liquidating Trust, the Company may distribute units of common beneficial interest in the Liquidating Trust to the holders of Common Stock as a Liquidating Distribution and in partial or complete liquidation of the Company, with the holders of Common Stock receiving one unit of common beneficial interest in the Liquidating Trust for each share of Common Stock held by such holder as of the record date established by the Board for such distribution. Certificates or book-entry notations evidencing Common Stock will represent the right to receive such corresponding units of common beneficial interest in the Liquidating Trust in accordance with such procedures as may be approved by the Board.

c. The Liquidating Trust shall be constituted pursuant to a declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust”) in such form and containing such terms and conditions as the Board may approve. Without limiting the generality of the foregoing, the Declaration of Trust shall provide: (i) that units of common beneficial interest in the Liquidating Trust shall not be transferable, except by will, intestate succession or operation of law, and subject to such limited exceptions for required minimum distributions from tax-qualified employee retirement plans or accounts and estate administration financing as may be set forth therein; (ii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Liquidating Trust’s assets were first transferred to it, subject to extension if the trustees of the Liquidating Trust determine that an extension is necessary to fulfill the purposes of the Liquidating Trust; and (iii) that the

Liquidating Trust may disclose annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of an Annual Report on Form 10-K under the Company’s Securities and Exchange Commission file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.

d. The initial trustee(s) of the Liquidating Trust shall be designated by the Board, and the Liquidating Trust may engage the Manager or any other person to provide the Liquidating Trust, subject to the supervision and control of the trustees of the Liquidating Trust, managerial, investment, advisory and/or related services, office space and other services and facilities (including the management or supervision of the investments of the Liquidating Trust), pursuant to one or more agreements on such terms and conditions as the Board, in connection with the formation of the Liquidating Trust, or the trustees of the Liquidating Trust, from time to time, may determine.

9. The Company shall use commercially reasonable efforts to cause the liquidation of the Company to be completed, to make the final Liquidating Distribution to the stockholders of the Company and to complete the dissolution of the Company no later than the second anniversary of the Effective Date; provided, however, that the Board may extend such period, and determine not to dissolve the Company within such period, if the Board determines that such action is advisable to preserve the value of the Company’s assets, pay, satisfy, discharge or provide for its debts and obligations, preserve the Company’s status as a real estate investment trust, avoid or minimize entity-level tax, terminate or reduce public company reporting costs, otherwise implement this Plan or is otherwise in the best interests of the Company. Until the Company is liquidated for U.S. federal income tax purposes, the Board shall use commercially reasonable efforts to maintain the Company’s qualification as a real estate investment trust under Sections 856 through 860 of the Code; provided that the Board may revoke or otherwise terminate the Company’s real estate investment trust election if the Board determines that it is no longer in the best interests of the Company to continue to so qualify.

10. At such time as the Board determines, including immediately prior to any transfer of assets to the Liquidating Trust, the Company may delist the Common Stock from the New York Stock Exchange, suspend the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended, file Forms 15 or 25 or any other forms or notices with the Securities and Exchange Commission and take any related actions with the Depository Trust Company, any transfer agent, any exchange or any other governmental or self-regulatory authority in connection therewith.

11. Upon the distribution of all of the known assets of the Company to the stockholders of the Company, including by distribution of interests in the Liquidating Trust, in complete liquidation of the Company, and the taking of all actions required under the law of the State of Maryland in connection with this Plan and the dissolution of the Company, the proper officers of the Company shall execute and cause to be filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) and any other government agency or body such documents as may be required to dissolve the Company and terminate its existence, including articles of dissolution. Prior to filing articles of dissolution with the SDAT, the Company shall give notice to known creditors and employees as required by Section 3-404 of the MGCL or otherwise comply with the applicable requirements of the MGCL. Upon the dissolution of the Company, the Company’s existence shall continue solely for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets and doing all other acts required to liquidate its assets and wind up its business and affairs.

12. Subject to the direction and oversight of the Board, the Manager and/or the officers of the Company are authorized to cause the Company and its direct and indirect subsidiaries to take any actions and to execute, in the name of the Company, for itself or on behalf of its direct and indirect subsidiaries, any agreements, conveyances, assignments, transfers, assumptions, certificates, notices and other documents as may be necessary or desirable in order to liquidate the assets of the Company and its subsidiaries and wind up its business and affairs in accordance with this Plan, including, without limitation, (i) the execution of any checks, contracts, deeds, assignments, assumptions, notices, releases, settlement agreements or other instruments necessary or appropriate to sell or otherwise dispose of any and all property of the Company and its subsidiaries whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in any medium as the Board may deem appropriate and consistent with the Company’s intended tax treatment, (iv) the entry into agreements with, or modifying, assigning, assuming, settling, terminating or amending existing agreements with, any advisor, manager, agent, employee, officer, director, trustee, representative or affiliate of the Company or its subsidiaries, (v) the prosecution, defense, compromise, settlement, abandonment or assignment of any claim, cause of action, right or privilege, including attorney-client privilege and work product and (vi) the preparation, execution and filing of any and all forms and documents with any taxing or regulatory authority, government agency or body or self-regulatory organization.

13. The Company may enter into, perform, modify or terminate contracts, agreements, arrangements or transactions between the Company or any of its direct or indirect subsidiaries, on the one hand, and its directors or officers, the Manager or any successor manager of the Company, or any of their respective affiliates or any entity in which any of them have a material financial interest, on the other hand, if approved by the Board, including a majority of the directors who do not have a material financial interest in such transaction or the counterparty thereto.

14. The validity, interpretation and performance of this Plan shall be governed by and construed under the laws of the State of Maryland. The determination as to any matter relating to the interpretation of this Plan made in good faith by the Board of Directors shall be final and conclusive and binding upon the Company and its stockholders.

15. Until the acceptance for record of articles of dissolution by the SDAT, the Board may terminate, modify or amend this Plan upon a determination that such termination, modification or amendment is advisable and in the best interests of the Company.

PRELIMINARY PROXY CARD. SUBJECT TO COMPLETION

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2026, AT [•], EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

The stockholder(s) hereby appoint(s) Stuart A. Rothstein and Anastasia Mironova, or either of them, as proxies, each with the full power to appoint his or her substitute, and hereby authorize(s) them to attend the Special Meeting of Stockholders of Apollo Commercial Real Estate Finance, Inc. (“ARI” or “our”) to be held online via a live webcast at www.cesonlineservices.com/ari26_vm on [•], 2026 at [•], Eastern Time (the “Special Meeting”) and at any adjournments or postponements thereof, to cast on behalf of the stockholder(s) all votes that the stockholder(s) is/are entitled to cast as designated on the reverse side of this proxy card at the Special Meeting and to otherwise represent the stockholder(s) at the Special Meeting with all powers possessed by the stockholder(s) if personally present at the Special Meeting. The stockholder(s) hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revoke(s) any proxy previously given with respect to the Special Meeting.

IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED BUT NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH SUCH PROPOSAL.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

PLEASE DETACH ALONG THE PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS NO. 1, 2, AND 3.

Dated:

(Signature)

(Signature if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. ALL HOLDERS MUST SIGN. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME BY DULY AUTHORIZED OFFICER.

1.

A proposal to approve the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan of Complete Liquidation and Dissolution attached to the accompanying proxy statement as Annex A (the “Plan”), as more fully described in the accompanying proxy statement (the “Dissolution Proposal”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.

A proposal to approve, subject to approval of the Dissolution Proposal, on an advisory, non-binding basis, compensation that may become payable by the Company to its named executive officers in connection with the Plan, as more fully described in the accompanying proxy statement (the “Executive Compensation Proposal”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.

A proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

Electronic Voting Instructions
You can vote by internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time the day before the Special Meeting date.

Vote by Internet
- Log on to the internet and go to www.okapivote.com/ARI2026
- Follow the steps outlined on the secured website.
Vote by Telephone
- At no charge to you, call toll-free (866) 763-6519 within the USA, US territories & Canada any time on a touch tone telephone.